Industrial Lease

955 E. Arques
Sunnyvale, California

Headlands Realty Corporation, a Maryland corporation,

as Landlord,

and

MIPS Technologies, Inc., a Delaware corporation,

as Tenant

Table of Contents

Section Page
1.	Basic Provisions	1

1.1	Parties	1

1.2	Premises	1

1.3	Term	1

1.4	Base Rent	1

1.5	Tenant’s Share of Operating Expenses	2

1.6	Tenant’s Estimated Monthly Rent Payment	2

1.7	Security Deposit	2

1.8	Permitted Use	2

1.9	Guarantor	2

1.10	Addenda	2

1.11	Exhibits	3

1.12	Address for Rent Payments	3

1.13	Brokers	3

2.	Premises and Common Areas	3

2.1	Letting	3

2.2	Common Areas - Definition	4

2.3	Common Areas - Tenant’s Rights	4

2.4	Common Areas - Rules and Regulations	4

2.5	Common Area Changes	4

2.6	Parking	5

3.	Term	5

3.1	Term	5

3.2	Delay in Possession	5

3.3	Commencement Date Certificate	6

4.	Rent	6

4.1	Base Rent	6

4.2	Operating Expenses	6

5.	Security Deposit	9

6.	Use	9

6.1	Permitted Use	9

6.2	Hazardous Substances	10

6.3	Tenant’s Compliance with Requirements	12

i

6.4	Inspection; Compliance with Law	12

6.5	Tenant Move-in Questionnaire	12

6.6	Landlord’s Indemnification	13

7.	Maintenance, Repairs, Trade Fixtures and Alterations	13

7.1	Tenant’s Obligations	13

7.2	Landlord’s Obligations	14

7.3	Alterations	14

7.4	Surrender/Restoration	15

8.	Insurance; Indemnity	15

8.1	Payment of Premiums and Deductibles	15

8.2	Tenant’s Insurance	15

8.3	Landlord’s Insurance	16

8.4	Waiver of Subrogation	16

8.5	Indemnity	16

8.6	Indemnity by Landlord	17

8.7	Exemption of Landlord from Liability	17

9.	Damage or Destruction	17

9.1	Termination Right	17

9.2	Damage Caused by Tenant	18

10.	Real Property Taxes	18

10.1	Payment of Real Property Taxes	18

10.2	Real Property Tax Definition	18

10.3	Additional Improvements	18

10.4	Joint Assessment	18

10.5	Tenant’s Property Taxes	19

11.	Utilities	19

12.	Assignment and Subleasing	19

12.1	Prohibition	19

12.2	Request for Consent	19

12.3	Criteria for Consent	20

12.4	Effectiveness of Transfer and Continuing Obligations	20

12.5	Rent Adjustment/Recapture	21

12.6	Transfer Premium	22

12.7	Waiver	22

12.8	Special Transfer Prohibitions	22

12.9	Affiliated Companies/Restructuring	22

13.	Default; Remedies	23

13.1	Default	23

13.2	Remedies	24

13.3	Late Charges	27

13.4	Landlord’s Default and Tenant’s Remedies	27

14.	Condemnation	27

15.	Estoppel Certificate and Financial Statements	28

15.1	Estoppel Certificate	28

15.2	Financial Statement	28

16.	Additional Covenants and Provisions	28

16.1	Severability	28

16.2	Interest on Past-Due Obligations	28

16.3	Time of Essence	28

16.4	Landlord Liability	28

16.5	Entire Agreement	29

16.6	Notice Requirements	29

16.7	Date of Notice	29

16.8	Waivers	30

16.9	Holdover	30

16.10	Cumulative Remedies	30

16.11	Binding Effect: Choice of Law	30

16.12	Landlord	30

16.13	Attorneys' Fees and Other Costs	30

16.14	Landlord’s Access; Showing Premises; Repairs	31

16.15	Signs	31

16.16	Termination; Merger	31

16.17	Quiet Possession	31

16.18	Subordination; Attornment; Non-Disturbance	31

16.19	Rules and Regulations	32

16.20	Security Measures	33

16.21	Reservations	33

16.22	Conflict	33

16.23	Offer	33

16.24	Amendments	33

16.25	Multiple Parties	33

16.26	Authority	33

16.27	Recordation	33

16.28	Confidentiality	33

16.29	Landlord Renovations	33

16.30	Waiver of Jury Trial	34

Glossary

The following terms in the Lease are defined in the paragraphs opposite the terms.

Term	Defined in Paragraph
Access Notice	Exhibit F
Additional Rent	4.1
Alteration/Alterations	7.3
Applicable Requirements	6.3
Approved Working Drawings	Exhibit F
Affiliates	12.9
Bank	5.1
Base Rent	1.4
Basic Provisions	1
Brokers	1.13
Building	1.2
Building Operating Expenses	4.2(b)
Building Standards	Exhibit F
Building Systems	2.1
Business Center	1.2
Code	12.8
Commencement Date	1.3
Commencement Date Certificate	3.3
Common Areas	2.2
Common Area Operating Expenses	4.2(b)
Completion Date	Exhibit F
Condemnation	14
Default	13.1
Election Notice	Addendum 4
Estoppel Delay Fee	15.1
Expansion Space	Addendum 4
Expiration Date	1.3
Extended Term	Addendum 2
Fee	Addendum 5
Final Space Plan	Exhibit F
Force Majeure Delays	Exhibit F
General Contractor	Exhibit F
HVAC	4.2(a)(x)
Hazardous Substance	6.2(a)
Inducement Provisions	Addendum 1
Landlord	1.1
Landlord Entities/Landlord Entity	6.2(c)
Landlord Response Period	12.2
Landlord’s Notice	Addendum 4
LC Expiration Date	5.1
Lease	1.1

v

Letter of Credit	5.1
Letter of Credit Amount	5.1
Lenders	6.4
Mortgage	16.18(a)
Operating Expenses	4.2
Option	Addendum 2
Option Notice	Addendum 2
Party/Parties	1.1
Plans and Specifications	12.3
Permitted Use	1.8
Premises	1.2
Prevailing Party	16.13
Proposed Effective Date	12.2
Real Property Taxes	10.2
Renovations	16.29
Rent	4.1
Reportable Use	6.2
Requesting Party	15.1
Responding Party	15.1
Right of First Refusal	Addendum 4
Rules and Regulations	2.4, 16.19
Second Response Period	12.2
Security Deposit	1.7
Security Deposit Laws	5.5
Subject Space	12.2
Substantial Completion/Substantially Completed/
Substantially Complete	Exhibit F
Tenant	1.1
Tenant Acts	9.2
Tenant Delays	Exhibit F
Tenant Entities/Tenant Entity	6.2(c)
Tenant Improvements	Exhibit F
Tenant Move-In Questionnaire	6.5
Tenant’s Installations	Exhibit F
Tenant’s Notice	12.2
Tenant’s Pre-Occupancy Work	Exhibit F
Tenant’s Share	1.5
Term	1.3
Termination Date	Addendum 5
Termination Option	Addendum 5
Transfer Premium	12.6
Transferee	12.1
Transferee HazMat Certificate	12.4
Transfers	12.1
Utility Expenses	11
Working Drawings

AMB Property Corporation
Industrial Lease

1.           Basic Provisions (“Basic Provisions”).

1.1           Parties.  This Industrial Lease (“Lease”) dated February 26, 2009, is made by and between Headlands Realty Corporation, a Maryland corporation (“Landlord”) and MIPS Technologies, Inc., a Delaware corporation (“Tenant”) (collectively, the “Parties” or individually, a “Party”).

1.2           Premises.  The premises (“Premises”), which are the subject of this Lease, are located in a two (2) building park (the “Business Center”).  The Premises consists of an entire Building (“Building”) containing approximately 36,013 square feet and commonly known as 955 E. Arques, Sunnyvale, California and as depicted on Exhibit A.

For purposes of this Lease, there shall be no distinction between the words “Premises” or “Building.”  Tenant shall have nonexclusive rights to the Common Areas (as defined in Paragraph 2.2 below) but shall not have any rights to the roof, exterior walls, or utility raceways of the Building or to any other buildings in the Business Center.  The Business Center consists of the Premises, the Building, the Common Areas, the land upon which they are located, and all other buildings and improvements within the boundaries of the Business Center.

1.3           Term.  Seven (7) years (“Term”) commencing June 1, 2009 (“Commencement Date”) and ending May 31, 2016 (“Expiration Date”) subject to possible adjustment as set forth in Paragraph 3.2 and in Paragraph 3.3 below.  If the Expiration Date shall be on a day other than the last day of a month, the Term of this Lease shall be extended equal to the number of days required such that the Lease Term expires on the last day of the last month of the Lease Term at the same Rent last in effect.

1.4           Base Rent.  Base Monthly Rent (“Base Rent”) shall be payable as follows:

Months of Term	Monthly Base Rent
01-06	0
07-12	$52,218.85
13-24	$53,785.42
25-36	$55,398.98
37-48	$57,060.95
49-60	$58,772.78
61-72	$60,535.96
73-84	$62,352.04

As set forth above and in Section 4.1, Tenant shall pay Base Rent commencing on the first (1st) day of the seventh (7th) month of the Term.

1.5           Tenant’s Share of Operating Expenses (“Tenant’s Share”).

(a)           Common Area Operating Expenses                                                            42.1%
(b)           Building Operating Expenses                                                                      100%

Commencing on the Commencement Date, Tenant shall pay (i) for the cost of all utilities and services and (ii) Tenant’s Share of all Utility Expenses (as defined in Section 11 below) and Operating Expenses.

1.6           Tenant’s Estimated Monthly Rent Payment.  Following is the estimated monthly Rent payment to Landlord pursuant to the provisions of this Lease.  This estimate is made at the inception of the Lease and is subject to adjustment pursuant to the provisions of this Lease. The Estimated Total Monthly Payment, set forth below, shall be paid upon the execution of this Lease.

(a)           Base Rent (Paragraph 4.1)                                                                    $52,218.85
(b)           Operating Expenses (Paragraph 4.2,                                                           $  6,617.00
excluding Real Property Taxes and
Landlord Insurance)
(c)           Landlord Insurance (Paragraph 8.3)                                                            $     560.00
(d)           Real Property Taxes (Paragraph 10)                                                            $  5,015.08

Estimated Total Monthly Payment                                                             $64,410.93

1.7           Security Deposit.   $64,410.93 (“Security Deposit”)

1.8           Permitted Use (“Permitted Use”).  Software development, storage, engineering, light assembly, distribution, research and development, offices, marketing and other related uses, but only to the extent permitted by the City in which the Premises are located and all agencies and governmental authorities having jurisdiction of the Premises.

1.9           Guarantor.  None.

1.10        Addenda.  Attached hereto are the following Addenda, all of which constitute a part of this Lease:

(a)           Addendum 1:                                Inducement Recapture
(b)           Addendum 2:                                Option to Extend
(c)           Addendum 3:                                Intentionally Omitted
(d)           Addendum 4:                                Right of First Refusal
(e)           Addendum 5:                                Early Termination Option

1.11        Exhibits.  Attached hereto are the following Exhibits, all of which constitute a part of this Lease:

Exhibit A:                                Description of Premises
Exhibit B:                                Commencement Date Certificate
Exhibit C:                                Environmental Move-In Questionnaire
Exhibit D:                                Move Out Standards
Exhibit E:                                Rules and Regulations
Exhibit F:                                Tenant Improvements

1.12        Address for Rent Payments.  All amounts payable by Tenant to Landlord shall, until further notice from Landlord, be paid to Landlord at the following address:

Headlands Realty Corporation
c/o AMB Property Corporation
P.O. Box 6156
Hicksville, NY  11802-6156

1.13           Brokers.  Tenant represents that it has not dealt with any real estate brokers or agents other than NAI BT Commercial representing Landlord and Cornish & Carey Commercial representing Tenant (collectively, the “Brokers”). The Brokers shall receive commissions pursuant to a separate listing agreement with Landlord.  Tenant shall not be obligated to pay any broker fees or commissions in connection with this Lease, except as Tenant may have otherwise agreed upon with Tenant’s Broker.

2.           Premises and Common Areas.

2.1           Letting.  Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises upon all of the terms, covenants, and conditions, set forth in this Lease.  Any statement of square footage set forth in this Lease or that may have been used in calculating Base Rent and/or Operating Expenses is an approximation which Landlord and Tenant agree is reasonable, and the Base Rent and Tenant’s Share based thereon is not subject to revision whether or not the actual square footage is more or less.  Tenant accepts the Premises in its present “As-Is” condition, state of repair and operating order, except as may be set forth in Exhibit F attached hereto and Landlord shall deliver the Premises to Tenant in good condition and repair, and with the roof and all “Building Systems” (defined below) in good working order and condition.  Tenant shall have a review period of one hundred twenty (120) days following the Commencement Date to confirm such condition of the Building Systems and roof.  For the purposes hereof, “Building Systems” shall mean the HVAC (as defined in Section 4.2(a)(x)), and the electrical, plumbing and other mechanical systems (including fire/life safety systems) which serve the Building in whole or in part.  During the one hundred twenty (120) day period immediately following the Commencement Date, Landlord shall use commercially reasonable efforts to cause such repairs to be made to the Building Systems and roof as are necessary so that such systems and roof are in good working order and condition at no additional cost or expense to Tenant. If Tenant fails to timely deliver to Landlord any such written notice of the aforementioned defects or deficiencies within said one hundred twenty (120) day period,

Landlord shall have no obligation to perform any such work thereafter, except as otherwise specifically provided in this Lease.

2.2           Common Areas - Definition.  “Common Areas” are all areas and facilities outside the Premises and within the exterior boundary line of the Business Center and interior utility raceways within the Premises that are provided and designated by the Landlord from time to time for the general nonexclusive use of Landlord, Tenant, and other tenants of the Business Center and their respective employees, suppliers, shippers, tenants, contractors, and invitees.

2.3           Common Areas - Tenant’s Rights.  Landlord hereby grants to Tenant, for the benefit of Tenant and its employees, suppliers, shippers, contractors, customers, and invitees, during the term of this Lease, the nonexclusive right to use, in common with others entitled to such use, the Common Areas as they exist from time to time, subject to any rights, powers, and privileges reserved by Landlord under the terms hereof or under the terms of any rules and regulations or covenants, conditions, and restrictions governing the use of the Business Center.

2.4           Common Areas - Rules and Regulations.  Landlord shall have the exclusive control and management of the Common Areas and shall have the right, from time to time, to establish, modify, amend, and enforce reasonable Rules and Regulations with respect thereto in accordance with Paragraph 16.19.

2.5           Common Area Changes.  Landlord shall have the right, in Landlord’s sole discretion, from time to time:

(a)           To make changes to the Common Areas, including, without limitation, changes in the locations, size, shape, and number of driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas, walkways, and utility raceways;

(b)           To close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Premises remains available and with advance written notice to Tenant as early as practicable;

(c)           To designate other land outside the boundaries of the Business Center to be a part of the Common Areas;

(d)           To add additional buildings and improvements to the Common Areas;

(e)           To use the Common Areas while engaged in making additional improvements, repairs, or alterations to the Business Center, or any portion thereof; and

(f)           To do and perform such other acts and make such other changes in, to, or with respect to the Common Areas and Business Center as Landlord may, in the exercise of sound business judgment, deem to be appropriate; provided, when exercising its rights under this Section 2.5, Landlord shall use reasonable efforts not to unreasonably, materially and adversely interfere with the normal conduct of Tenant’s business within the Premises.

2.6           Parking.  At no additional cost during the Term, Tenant may use one hundred twenty-six (126) of the undesignated vehicle parking spaces, on an unreserved and unassigned basis, on those portions of the Common Areas designated by Landlord for such parking.  Landlord shall exercise reasonable efforts to ensure that such spaces are available to Tenant for its use, but Landlord shall not be required to enforce Tenant’s right to use the same.  Tenant shall not use more parking spaces than such number.  Such parking spaces shall be used only for parking by vehicles no larger than full sized passenger automobiles, pick-up trucks or Tenant’s trucks, and in no event shall Tenant or any of Tenant’s Representatives park or permit any parking of vehicles overnight, provided, however, third party trucks that are being loaded, including trailer trucks, may be parked overnight, employee vehicles may be parked overnight during short periods of time when, for example, they are traveling on Tenant business and up to four (4) Tenant vehicles used for inter-building transfer purposes may be permanently parked overnight so long as the same is in conformance with Applicable Requirements and any recorded matters.  Tenant shall not permit or allow any vehicles that belong to or are controlled by Tenant or Tenant’s employees, suppliers, shippers, customers or invitees to be loaded, unloaded or parked in areas other than those designated by Landlord for such activities.  If Tenant permits or allows any of the prohibited activities described herein, then Landlord shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved and charge the cost to Tenant, which cost shall be immediately payable as additional rent upon demand by Landlord.  Landlord may change the number of parking spaces and configuration of the parking areas at any time, and may assign reserved parking spaces to any tenant, in Landlord’s sole discretion.

3.           Term.

3.1           Term.  The Commencement Date, Expiration Date, and Term of this Lease are as specified in Paragraph 1.3.

3.2           Delay in Possession.  If for any reason Landlord cannot deliver possession of the Premises to Tenant by the Commencement Date with the Tenant Improvements Substantially Complete (as each term is defined in Exhibit F), Landlord shall not be subject to any liability therefor, except as provided herein, nor shall such failure affect the validity of this Lease or the obligations of Tenant hereunder.  In such case, Tenant shall not, except as otherwise provided herein, be obligated to pay Rent until the dates set forth in Paragraphs 4.1 and 4.2 below.  In addition, Tenant shall not be obligated to perform any other obligation of Tenant under the terms of this Lease until Tenant commences to access the Premises pursuant to the terms of Exhibit F attached hereto.  Notwithstanding the above, if Landlord has not delivered the Premises to Tenant on or before September 1, 2009 with the Tenant Improvements Substantially Complete (as each term is defined in Exhibit F) (as such date may be extended by any Tenant Delays and Force Majeure Delays (as each term is defined in Exhibit F), Tenant shall have the right to terminate this Lease by providing Landlord with written notice of its intent to do so on or before September 10, 2009 (as such date may be extended by any Tenant Delays and Force Majeure Delays).  In the event Tenant fails to so terminate this Lease on or before September 10, 2009 (as such date may be extended by any Tenant Delays and Force Majeure Delays), this Lease shall remain in full force and effect.  In the event Tenant properly terminates this Lease, the Security

Deposit and any prepaid rent shall be promptly returned to Tenant.  In addition, in the event the Tenant Improvements are not Substantially Complete on or before June 30, 2009 (such date to be extended by any Force Majeure Delays and Tenant Delays), Landlord shall pay Tenant an amount equal to One Thousand Seven Hundred Fifty-Three and 00/100 Dollars ($1,753.00) for each day following June 30, 2009 (such date to be extended for any Force Majeure Delays and Tenant Delays) that such Tenant Improvements are not Substantially Complete or possession is not tendered to Tenant for any reason whatsoever (except for Tenant Delays and/or Force Majeure Delays).

3.3           Commencement Date Certificate.  In the event that Landlord does not deliver possession of the Premises to Tenant on or after May 20, 2009 and before the Commencement Date with the Tenant Improvements Substantially Complete, then if thereafter such delivery of possession is made prior to termination of this Lease, Tenant shall execute and deliver to Landlord a completed certificate (“Commencement Date Certificate”) in the form attached hereto as Exhibit B which shall state on which date the Term of the Lease commenced.  Landlord shall use reasonable commercial efforts to deliver possession of the Premises to Tenant on or after May 20, 2009 and before the Commencement Date with the Tenant Improvements Substantially Compete in which event the parties shall execute the Commencment Date Certificate evidencing that the Term started before the Commencement Date.

4.           Rent.

4.1           Base Rent.  Tenant shall pay to Landlord Base Rent and other monetary obligations of Tenant to Landlord under the terms of this Lease (such other monetary obligations are herein referred to as “Additional Rent”) in lawful money of the United States, without offset or deduction, in advance on or before the first day of each month of the Term; provided, Tenant shall not be obligated to pay Base Rent for the first six (6) months of the Term.  Base Rent and Additional Rent for any period during the term hereof which is for less than one full month shall be prorated based upon the actual number of days of the month involved.  Payment of Base Rent and Additional Rent shall be made to Landlord at its address stated herein or to such other persons or at such other addresses as Landlord may from time to time designate in writing to Tenant.  Base Rent and Additional Rent are collectively referred to as “Rent.”  All monetary obligations of Tenant to Landlord under the terms of this Lease are deemed to be Rent.

4.2           Operating Expenses.  Tenant shall pay to Landlord on the first day of each month during the Term hereof, in addition to the Base Rent as and when set forth above, Tenant’s Share of all Operating Expenses in accordance with the following provisions.

(a)           “Operating Expenses” are, without duplication, all costs incurred by Landlord relating to the ownership and/or operation of the Business Center, Building, and Premises including, but not limited to, the following:

(i)           Expenses relating to the ownership, management, maintenance, repair, replacement and/or operation of the Common Areas, including, without limitation, parking areas, loading and unloading areas, trash areas, roadways, sidewalks, walkways, parkways, driveways, rail spurs, landscaped areas, striping, bumpers, irrigation systems, drainage systems, lighting facilities, fences and gates, exterior signs, and/or tenant directories.

(ii)           Water, gas, electricity, telephone, and other utilities not paid for directly by tenants of the Business Center.

(iii)           Trash disposal, snow removal, janitorial, security and the management and administration of any and all portions of the Business Center, including, without limitation, a property management fee, accounting, auditing, billing, postage, salaries and benefits for clerical and supervisory employees, whether located at the Business Center or off-site, payroll taxes and legal and accounting costs and all fees, licenses and permits related to the ownership, operation and management of the Business Center. As of the date of this Lease, the current property management fee is equal to three percent (3%) of the gross Rent payable under this Lease.  Landlord agrees that any such fee shall be commercially reasonable based upon other comparable properties.

(iv)           Real Property Taxes provided that if the Real Property Tax in question is an assessment, if Landlord elected to pay it in installments only the annual amortized amount shall be included as an Operating Expense for the year in question and if Landlord did not so elect then Landlord shall be deemed to have elected to pay it over the maximum period electable and only the deemed annual payment amount shall be included in the tax year in question.

(v)           Premiums and all applicable deductibles actually paid by Landlord for the insurance policies maintained by Landlord under paragraph 8 below, provided, however, all deductibles actually paid by Landlord shall be amortized over the greater of the remaining months in the Term or eighty four (84) months, and Tenant shall pay Tenant’s Share of such monthly amortized amount as follows: the monthly amortization shall be the sum of (a) the quotient obtained by dividing the amount of the deductible by the greater of the remaining months in the Term or eighty four (84) months, plus (b) interest on the amortized amount at a rate equal to the lesser of ten percent (10%) per annum or the maximum annual interest rate permitted by law .

(vi)           Environmental monitoring and insurance programs.

(vii)         Monthly amortization of capital improvements to any portion of the Business Center.  The monthly amortization of any such capital improvement shall be the sum of the (a) quotient obtained by dividing the cost of the capital improvement by Landlord’s reasonable estimate of the number of months of useful life of such improvement plus (b) an amount equal to the unamortized cost of the capital improvement times 1/12 of the lesser of 12% or the maximum annual interest rate permitted by law.  Capital improvements and their amortization may be included as Operating Expenses only pursuant to this subsection (vii).

(viii)       Maintenance of the Business Center, including, but not limited to, painting, caulking, and repair and replacement of Building components, including, but not limited to, roof membrane, elevators, and fire detection and sprinkler systems.

(ix)           Heating, ventilating, and air conditioning systems (“HVAC”) the costs for which are not the sole responsibility of Tenant or another tenant of the Business Center.

(b)           Tenant’s Share of Operating Expenses that are not specifically attributed to the Premises or Building (“Common Area Operating Expenses”) shall be that percentage shown in Paragraph 1.5(a).  Tenant’s Share of Operating Expenses that are attributable to the Building (“Building Operating Expenses”) shall be that percentage shown in Paragraph 1.5(b).  Landlord, in its sole reasonable discretion, shall determine which Operating Expenses are Common Area Operating Expenses, Building Operating Expenses, or expenses to be entirely borne by Tenant.

(c)           The inclusion of the improvements, facilities, and services set forth in Subparagraph 4.2(a) shall not impose any obligation upon Landlord either to have said improvements or facilities or to provide those services.

(d)           Tenant shall pay monthly in advance, on the same day that the Base Rent is due, Tenant’s Share of the estimated Operating Expenses set forth in Paragraph 1.6.  Landlord shall deliver to Tenant within 90 days after the expiration of each calendar year a reasonably detailed statement showing Tenant’s Share of the actual Operating Expenses incurred during the preceding year.  If Tenant’s estimated payments under this Paragraph 4(d) during the preceding year exceed Tenant’s Share as indicated on said statement, Tenant shall be credited the amount of such overpayment against Tenant’s Share of expenses next becoming due, provided, however, if the Term has expired or will expire before Tenant’s Share of Operating Expenses could be fully credited, Landlord shall promptly pay such overage to Tenant provided Tenant is not then in Default.  If Tenant’s estimated payments under this Paragraph 4.2(d) during said preceding year were less than Tenant’s Share as indicated on said statement, Tenant shall pay to Landlord the amount of the deficiency within 10 days after delivery by Landlord to Tenant of said statement.  At any time Landlord may reasonably adjust the amount of the estimated Tenant’s Share of expenses to reflect Landlord’s estimate of such expenses for the year; provided, Landlord shall use commercially reasonable efforts to provide Tenant with thirty (30) days prior written notice of such adjustment.

(e)           Notwithstanding anything to the contrary contained herein, for purposes of this Lease, the term “Operating Expenses” shall not include the following:  (i) costs (including permit, license, and inspection fees) incurred in renovating, improving, decorating, painting, or redecorating vacant space or space for other tenants within the Business Center; (ii) legal and auditing fees (other than those fees reasonably incurred in connection with the ownership and operation of all or any portion the Business Center); (iii) leasing commissions, advertising expenses, and other costs incurred in connection with the original leasing of the Business Center or future re-leasing of any portion of the Business Center; (iv) depreciation of the Building or any other improvements situated within the Business Center; (v) any items for which Landlord is actually and directly reimbursed by any other tenant of the Business Center; (vi) costs of repairs or other work necessitated by fire, windstorm or other casualty (excluding any deductibles) and/or costs of repair or other work necessitated by the exercise of the right of eminent domain to the extent insurance proceeds or a condemnation award, as applicable, is actually received by

Landlord for such purposes; provided, such costs of repairs or other work shall be paid by the parties in accordance with the provisions of Sections 7, 8 and 9 below; (vii) other than any interest charges as expressly provided for in this Lease, any interest or payments on any financing for any portion of the Business Center, interest and penalties incurred as a result of Landlord’s late payment of any invoice (provided that Tenant pays Tenant’s Share of expenses to Landlord when due as set forth herein), and any bad debt loss, rent loss or reserves for same; (viii) costs incurred in connection with investigation of, remediation of and removal of Hazardous Substances to the extent not caused to be present by Tenant or any Tenant Entity; and (ix) any payments under a ground lease or master lease.

(f)           After delivery to Landlord of at least thirty (30) days’ prior written notice, Tenant, at its sole cost and expense through any accountant designated by it, shall have the right to examine and/or audit the books and records evidencing such Operating Expenses for the previous one (1) calendar year, during Landlord’s reasonable business hours but not more frequently than once during any calendar year.  Any such accounting firm designated by Tenant may not be compensated on a contingency fee basis.  The results of any such audit (and any negotiations between the parties related thereto) shall be maintained strictly confidential by Tenant, its lawyers and its accounting firm and shall not be disclosed, published or otherwise disseminated to any other party other than to Landlord and its authorized agents, except as otherwise required by Applicable Requirements or court order.  Landlord and Tenant each shall use its commercially reasonable efforts to cooperate in such negotiations and to promptly resolve any discrepancies between Landlord and Tenant in the accounting of such expenses.  If through such audit it is determined that there is a discrepancy of more than five percent (5%) in the total of actual Operating Expenses, then Landlord shall reimburse Tenant for the reasonable accounting costs and expenses incurred by Tenant in performing such audit, including Tenant’s in-house or outside auditors or accountants, such costs and expenses not to exceed $5,000.00.  Landlord and Tenant shall pay or reimburse, within thirty (30) days following completion of such audit, the other for any underpayment or overpayment of Operating Expenses.

5.           Security Deposit.  Within thirty (30) days from full execution of this Lease, Tenant shall deposit with Landlord the Security Deposit, which shall serve as security for Tenant’s faithful performance of Tenant’s obligations under this Lease.  If Tenant fails to pay Base Rent or Additional Rent or otherwise defaults under this Lease (as defined in Paragraph 13.1), Landlord may use the Security Deposit for the payment of any amount due Landlord or to reimburse or compensate Landlord for any liability, cost, expense, loss, or damage (including reasonable attorneys’ fees) which Landlord may suffer or incur by reason thereof.  Tenant shall on demand pay Landlord the amount so used or applied so as to restore the Security Deposit to its original amount.  Landlord shall not be required to keep all or any part of the Security Deposit separate from its general accounts.  Landlord shall, at the expiration or earlier termination of the Term hereof and after Tenant has vacated the Premises, return to Tenant that portion of the Security Deposit not used or applied by Landlord.  No part of the Security Deposit shall be considered to be held in trust, to bear interest, or to be prepayment for any monies to be paid by Tenant under this Lease.

6.           Use.

6.1           Permitted Use.  Tenant shall use and occupy the Premises only for the Permitted Use set forth in Paragraph 1.8.  Tenant shall not commit any nuisance, permit the emission of any objectionable noise or odor, suffer any waste, make any use of the Premises which is contrary to any law or ordinance, or which will invalidate or increase the premiums for any of Landlord’s insurance.  Tenant shall not service, maintain, or repair vehicles on the Premises, Building, or Common Areas.  Tenant shall not store foods, pallets, drums, or any other materials outside the Premises.  Tenant’s use is subject to, and at all times Tenant shall comply with any and all Applicable Requirements, defined below. Landlord reserves to itself the right, from time to time, to grant, without the consent of Tenant, such easements, rights and dedications that Landlord deems reasonably necessary, and to cause the recordation of parcel or subdivision maps and/or restrictions, so long as such easements, rights, dedications, maps and restrictions, as applicable, do not materially and adversely interfere with Tenant’s operations in the Premises.  Tenant agrees to sign any documents reasonably requested by Landlord to effectuate any such easements, rights, dedications, maps or restrictions.  Tenant shall not initiate, submit an application for, or otherwise request, any land use approvals or entitlements with respect to the Premises or any other portion of the Business Center, including without limitation, any variance, conditional use permit or rezoning, without first obtaining Landlord’s prior written consent thereto, which consent may be given or withheld in Landlord’s sole discretion.

6.2           Hazardous Substances.

(a)           Reportable Uses Require Consent.  The term, “Hazardous Substance,” as used in this Lease, shall mean any product, substance, chemical, material, or waste whose presence, nature, quantity, and/or intensity of existence, use, manufacture, disposal, transportation, spill, release, or effect, either by itself or in combination with other materials expected to be on the Premises, is either:  (i) potentially injurious to the public health, safety or welfare, the environment, or the Premises; (ii) regulated or monitored by any governmental authority; or (iii) a basis for potential liability of Landlord to any governmental agency or third party under any applicable statute or common law theory.  Hazardous Substance shall include, but not be limited to, hydrocarbons, petroleum, gasoline, crude oil, or any products or by-products thereof.  Tenant shall not engage in any activity in or about the Premises which constitutes a Reportable Use (as hereinafter defined) of Hazardous Substances without the express prior written consent of Landlord and compliance in a timely manner (at Tenant’s sole cost and expense) with all Applicable Requirements (as defined in Paragraph 6.3).  “Reportable Use” shall mean (i) Tenant’s or any Tenant Entity’s (as defined below) installation or use of any above or below ground storage tank, (ii) Tenant’s generation, possession, storage, use, transportation, or disposal of a Hazardous Substance that requires a permit from, or with respect to which a report, notice, registration, or business plan is required to be filed with, any governmental authority, and (iii) the presence in, on, or about the Premises of a Hazardous Substance caused to be present at the Premises by Tenant or any Tenant Entity with respect to which any Applicable Requirements require that a notice be given to persons entering or occupying the Premises or neighboring properties.  Notwithstanding the foregoing, Tenant may, without Landlord’s prior consent, but upon notice to Landlord and in compliance with all Applicable Requirements, use any ordinary and customary materials reasonably required to be used by Tenant in the normal course of the Permitted Use, so long as such use is not a Reportable Use and does not expose the Premises or neighboring properties to any meaningful risk of contamination or damage, or expose Landlord to any liability therefor.  In addition, Landlord may (but without any obligation to do so) condition its consent to any Reportable Use of any Hazardous Substance by Tenant upon Tenant’s giving Landlord such additional assurances as Landlord, in its reasonable discretion, deems necessary to protect itself, the public, the Premises, and the environment against damage, contamination, injury, and/or liability therefor, including but not limited to the installation (and, at Landlord’s option, removal on or before Lease expiration or earlier termination) of reasonably necessary protective modifications to the Premises (such as concrete encasements) and/or the deposit of an additional Security Deposit.

(b)           Duty to Inform Landlord.  If Tenant knows, or has reasonable cause to believe, that a Hazardous Substance is located in, under, or about the Premises or the Building, Tenant shall immediately give Landlord written notice thereof, together with a copy of any statement, report, notice, registration, application, permit, business plan, license, claim, action, or proceeding given to, or received from, any governmental authority or private party concerning the presence, spill, release, discharge of, or exposure to such Hazardous Substance.  Tenant shall not cause or permit any Hazardous Substance to be spilled or released in, on, under, or about the Premises (including, without limitation, through the plumbing or sanitary sewer system).

(c)           Indemnification.  Tenant shall indemnify, protect, defend, and hold Landlord, Landlord’s affiliates, Lenders, and the officers, directors, shareholders, partners, employees, managers, independent contractors, attorneys, and agents of the foregoing (“Landlord Entities” or “Landlord Entity”) and the Premises harmless from and against any and all damages, liabilities, judgments, costs, claims, liens, expenses, penalties, loss of permits, and reasonable attorneys’ and consultants’ fees arising out of or involving any Hazardous Substance brought onto the Premises or permitted to enter the Premises by or for Tenant or by any of Tenant’s employees, agents, contractors, servants, visitors, suppliers, or invitees (such employees, agents, contractors, servants, visitors, suppliers, and invitees as herein collectively referred to as “Tenant Entities” or “Tenant Entity”).  Tenant’s obligations under this Paragraph 6.2(c) shall include, but not be limited to, the effects of any contamination or injury to person, property, or the environment created or suffered by Tenant, and the cost of investigation (including consultants’ and reasonable attorneys’ fees and testing), removal, remediation, restoration and/or abatement thereof, or of any contamination therein involved that arose out of or involved any Hazardous Substances brought onto the Premises or permitted to enter the Premises by or for Tenant or any Tenant Entity.  Tenant’s obligations under this Paragraph 6.2(c) shall survive the Expiration Date or earlier termination of this Lease.  Landlord shall provide Tenant with prompt, detailed written notice of each claim against Landlord for which Landlord will seek indemnity from Tenant and shall fully cooperate with Tenant in the defense and/or settlement of each such claim if requested by Tenant.

(d)           Tenant’s Exculpation.  Tenant shall neither be liable for nor otherwise obligated to Landlord under any provision of this Lease with respect to (i) any claim, remediation obligation, investigation obligation, liability, cause of action, attorney’s fees, consultants’ cost, expense or damage resulting from any Hazardous Substance present in, on or about the Premises, the Building or the Business Center to the extent neither caused nor otherwise permitted, directly or indirectly, by Tenant or the Tenant Entities; or (ii) the removal, investigation, monitoring or remediation of any Hazardous Substance present in, on or about the Premises, the Building or the Business Center caused by any source, including third parties other than Tenant and the Tenant Entities, as a result of or in connection with the acts or omissions of persons other than Tenant or the Tenant Entities; provided, however, Tenant shall be fully liable for and otherwise obligated to Landlord under the provisions of this Lease for all liabilities, costs, damages, penalties, claims, judgments, expenses (including without limitation, attorneys’ and experts’ fees and costs) and losses to the extent (a) Tenant or any of the Tenant Entities contributes to the presence of such Hazardous Substances or Tenant and/or any of the Tenant Entities exacerbates the conditions caused by such Hazardous Substances, or (b) Tenant and/or the Tenant Entities allows or permits persons over which Tenant or any of the Tenant Entities has control and/or for which Tenant or any of the Tenant Entities are legally responsible for, to cause such Hazardous Substances to be present in, on, under, through or about any portion of the Premises, the Building or the Business Center, or does not take all reasonably appropriate actions to prevent such persons over which Tenant or any of the Tenant Entities has control and/or for which Tenant or any of the Tenant Entities are legally responsible from causing the presence of Hazardous Substances in, on, under, through or about any portion of the Premises, the Building or the Business Center.

6.3           Tenant’s Compliance with Requirements.  Tenant shall, at Tenant’s sole cost and expense, fully, diligently, and in a timely manner comply with all “Applicable Requirements,” which term is used in this Lease to mean all laws, rules, regulations, ordinances, directives, covenants, easements, and restrictions of record, permits, the requirements of any applicable fire insurance underwriter or rating bureau, and the reasonable recommendations of Landlord’s engineers and/or consultants, relating in any manner to the Premises (including but not limited to matters pertaining to (a) industrial hygiene, (b) environmental conditions on, in, under, or about the Premises, including soil and groundwater conditions, and (c) the use, generation, manufacture, production, installation, maintenance, removal, transportation, storage, spill, or release of any Hazardous Substance), now in effect or which may hereafter come into effect.  Tenant shall, within 15 days after receipt of Landlord’s written request, provide Landlord with copies of all documents and information evidencing Tenant’s compliance with any Applicable Requirements, and shall immediately upon receipt notify Landlord in writing (with copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint, or report pertaining to or involving failure by Tenant or the Premises to comply with any Applicable Requirements.  Notwithstanding the foregoing, Tenant shall have no obligation to perform any alterations or modifications to the structure of the Building or the Building Systems required by any Applicable Requirement except to the extent any such alteration or modification is necessitated by any Alteration installed by or for Tenant or any Tenant Entity, or by the particular use of the Premises, the Building or the Business Center by Tenant or any Tenant Entity.

6.4           Inspection; Compliance with Law.  In addition to Landlord’s environmental monitoring and insurance program, the cost of which is included in Operating Expenses, Landlord and the holders of any mortgages, deeds of trust, or ground leases on the Premises (“Lenders”) shall have the right to enter the Premises at any time in the case of an emergency, and otherwise at reasonable times and after reasonable written notice to Tenant, for the purpose of inspecting the condition of the Premises and for verifying compliance by Tenant with this

Lease and all Applicable Requirements.  Landlord shall be entitled to employ experts and/or consultants in connection therewith to advise Landlord with respect to Tenant’s installation, operation, use, monitoring, maintenance, or removal of any Hazardous Substance on or from the Premises.  The cost and expenses of any such inspections shall be paid by the party requesting same unless a violation of Applicable Requirements exists or is imminent, for which Tenant is responsible in which event Tenant shall upon request reimburse Landlord or Landlord’s Lender, as the case may be, for the costs and expenses of such inspections.

6.5           Tenant Move-in Questionnaire.  Prior to executing this Lease, Tenant has completed, executed and delivered to Landlord Tenant’s Move-in and Lease Renewal Environmental Questionnaire (the “Tenant Move-in Questionnaire”), a copy of which is attached hereto as Exhibit C and incorporated herein by this reference.  Tenant covenants, represents and warrants to Landlord that the information on the Tenant Move-in Questionnaire is true and correct and accurately describes the use(s) of Hazardous Substances which will be made and/or used on the Premises by Tenant.

6.6           Landlord Indemnification.  With respect to only those Hazardous Substances present on, in or under the Business Center as of the date of this Lease (the “Existing Hazardous Substances”), Landlord agrees to indemnify, defend (with counsel reasonably acceptable to Tenant) and hold Tenant harmless from and against any and all claims, judgments, damages, penalties, fines, liabilities, losses, suits, administrative proceedings and costs (including, but not limited to, reasonable attorneys’ and consultant fees and court costs), arising at any time during the Term of this Lease, to the extent arising from (1) any of the Existing Hazardous Substances and/or (2) the removal, investigation, monitoring or remediation of any of the Existing Hazardous Substances; provided, however, Landlord shall not indemnify, defend or hold Tenant harmless to the extent (x) Tenant or any of the Tenant Entities contributes to or has contributed to the presence of such Existing Hazardous Substances or Tenant and/or any of the Tenant Entities exacerbates the conditions caused by such Existing Hazardous Substances, or (y) Tenant and/or any of the Tenant Entities allows or permits persons over which Tenant or any of the Tenant Entities has control and/or for which Tenant or any of the Tenant Entities are legally responsible for, to cause such Existing Hazardous Substances to be present in, on, under, through or about any portion of the Premises, the Building or the Business Center, or does not take all reasonably appropriate actions to prevent such persons over which Tenant or any of the Tenant Entities has control and/or for which Tenant or any of the Tenant Entities are legally responsible from causing the presence of Existing Hazardous Substances in, on, under, through or about any portion of the Premises, the Building or the Business Center.  Tenant shall provide Landlord with prompt, detailed written notice of each claim against Tenant for which Tenant will seek indemnity from Landlord and shall fully cooperate with Landlord in the defense and/or settlement of each such claim if requested by Landlord.  The provisions of this Paragraph 6.6 shall, with respect to any claims or liability accruing prior to such termination, survive the Expiration Date or earlier termination of this Lease.

7.           Maintenance, Repairs, Trade Fixtures and Alterations.

7.1           Tenant’s Obligations.  Subject to the provisions of Paragraph 7.2 (Landlord’s Obligations), Paragraph 9 (Damage or Destruction), and Paragraph 14 (Condemnation), Tenant shall, at Tenant’s sole cost and expense and at all times, keep the Premises and every part thereof in good order, condition, and repair (whether or not such portion of the Premises requiring repair, or the means of repairing the same, are reasonably or readily accessible to Tenant and whether or not the need for such repairs occurs as a result of Tenant’s use, any prior use, the elements, or the age of such portion of the Premises) including, without limiting the generality of the foregoing, all equipment or facilities specifically serving the Premises, such as plumbing, heating, ventilating, air conditioning, electrical, lighting facilities, boilers, fired or unfired pressure vessels, fire hose connectors if within the Premises, fixtures, interior walls, interior surfaces of exterior walls, ceilings, floors, windows, doors, plate glass, and skylights, but excluding any items which are the responsibility of Landlord pursuant to Paragraph 7.2 below.  Tenant’s obligations shall include restorations, replacements, or renewals when necessary to keep the Premises and all improvements thereon or a part thereof in good order, condition, and state of repair. Tenant shall also be solely responsible for the cost of all repairs and replacements caused by the negligent acts or omissions or intentional misconduct by Tenant or Tenant’s employees, contractors, agents, guests or invitees.  If Tenant refuses or neglects to perform its obligations under this paragraph to the reasonable satisfaction of Landlord, Landlord may, but without obligation to do so, at any time perform the same without Landlord having any liability to Tenant for any loss or damage that may accrue to Tenant’s Property or to Tenant’s business by reason thereof except to the extent attributable to Landlord's negligence or willful misconduct.  If Landlord performs any such obligations, Tenant shall pay to Landlord, as Additional Rent, Landlord’s costs and expenses incurred therefor.

7.2           Landlord’s Obligations.  Subject to the provisions of Paragraph 6 (Use), Paragraph 7.1 (Tenant’s Obligations), Paragraph 9 (Damage or Destruction), and Paragraph 14 (Condemnation), Landlord, at its expense and not subject to the reimbursement requirements of Paragraph 4.2, shall maintain and repair the roof structure, foundations, the structure of the exterior walls of the Building and the other structural components of the Building.  Landlord, subject to reimbursement pursuant to Paragraph 4.2, shall maintain and repair the Building roof membrane, Common Areas, and utility systems within the Business Center which are outside of the Premises.  In addition, Landlord may, in Landlord’s sole discretion, and at Tenant’s sole cost, elect to contract for all or any portion of the maintenance, repair and/or replacement of the HVAC systems serving the Premises.

7.3           Alterations.  Tenant shall not install any signs, fixtures, improvements, nor make or permit any other alterations or additions (individually, an “Alteration”, and collectively, the “Alterations”) to the Premises without the prior written consent of Landlord, except for Alterations that cumulatively cost less than Twenty Five Thousand Dollars ($25,000.00) per calendar year and which do not affect the Building Systems or the structural integrity or structural components of the Premises or the Building. In all events, Tenant shall deliver at least ten (10) days prior notice to Landlord, from the date Tenant intends to commence construction, sufficient to enable Landlord to post a Notice of Non-Responsibility and Tenant shall obtain all permits or other governmental approvals prior to commencing any of such work and deliver a copy of same to Landlord.  All Alterations shall be at Tenant’s sole cost and expense in accordance with plans and specifications which have been previously submitted to and approved in writing by Landlord, and shall be installed by a licensed, insured, and bonded contractor (reasonably approved by Landlord) in compliance with all applicable Laws (including, but not limited to, the ADA), and all recorded matters and rules and regulations of the Business Center.  In addition, all work with respect to any Alterations must be done in a good and workmanlike manner.  Landlord’s approval of any plans, specifications or working drawings for Tenant’s Alterations shall not create nor impose any responsibility or liability on the part of Landlord for their completeness, design sufficiency, or compliance with any laws, ordinances, rules and regulations of governmental agencies or authorities.  In performing the work of any such Alterations, Tenant shall have the work performed in such a manner as not to obstruct access to the Business Center, or the Common Areas for any other tenant of the Business Center, and as not to obstruct the business of Landlord or other tenants in the Business Center, or interfere with the labor force working in the Business Center.  As Additional Rent hereunder, Tenant shall reimburse Landlord, within ten (10) days after demand, for actual legal, engineering, architectural, planning and other expenses incurred by Landlord in connection with Tenant’s Alterations, plus Tenant shall pay to Landlord a fee equal to three and one-half percent (3-1/2%) of the total cost of the Alterations.  If Tenant makes any Alterations, Tenant agrees to carry “Builder’s All Risk” insurance, in a commercially reasonable amount reasonably approved by Landlord and such other insurance as Landlord may reasonably require, it being understood and agreed that all of such Alterations shall be insured by Tenant in accordance with the terms of this Lease immediately upon completion thereof.  Tenant shall keep the Premises and the property on which the Premises are situated free from any liens arising out of any work performed, materials furnished or obligations incurred by or on behalf of Tenant.  Tenant shall, prior to construction of any and all Alterations, cause its contractor(s) and/or major subcontractor(s) to provide insurance as reasonably required by Landlord, and Tenant shall provide such assurances to Landlord, including without limitation, waivers of lien and surety company performance bonds in the event the cost of the Alteration exceeds $100,000.00 in order to assure payment of the costs thereof to protect Landlord and the Business Center from and against any loss from any mechanic’s, materialmen’s or other liens.

7.4           Surrender/Restoration.  Tenant shall surrender the Premises by the end of the last day of the Lease term or any earlier termination date, clean and free of debris and in good operating order, condition, and state of repair, ordinary wear and tear excepted and in accordance with the Move Out Standards set forth in Exhibit D to this Lease.  Without limiting the generality of the above, Tenant shall remove all tenant improvements designated by Landlord in Landlord’s sole discretion, personal property, trade fixtures, and floor bolts, patch all floors, and cause all lights to be in good operating condition.

8.           Insurance; Indemnity.

8.1           Payment of Premiums and Deductibles.  The cost of the premiums and, to the extent set forth in Paragraph 4.2 hereof, Tenant’s Share of deductibles for the insurance policies maintained by Landlord under this Paragraph 8 shall be a Common Area Operating Expense reimbursable pursuant to Paragraph 4.2 hereof.  Premiums for policy periods commencing prior to, or extending beyond, the term of this Lease shall be prorated to coincide with the corresponding Commencement Date and Expiration Date.

8.2           Tenant’s Insurance.

(a)           At its sole cost and expense, Tenant shall maintain in full force and effect during the Term of the Lease the following insurance coverages insuring against claims which may arise from or in connection with the Tenant’s operation and use of the Premises.

(i)  Commercial General Liability insurance with minimum limits of $1,000,000 per occurrence and $3,000,000 general aggregate for bodily injury, personal injury, and property damage.  If required by Landlord, liquor liability coverage will be included.  Such insurance shall be endorsed to include Landlord and Landlord Entities as additional insureds, shall be primary and noncontributory with any Landlord insurance, and shall provide severability of interests between or among insureds.

(ii)  Workers’ Compensation insurance with statutory limits and Employers Liability with a $1,000,000 per accident limit for bodily injury or disease.

(iii)  Automobile Liability insurance covering all owned, nonowned, and hired vehicles with a $1,000,000 per accident limit for bodily injury and property damage.

(iv)  Property insurance against “all risks” at least as broad as the current ISO Special Form policy, (and Tenant shall not be obligated to carry flood or earthquake coverage provided Tenant agrees that Landlord shall not be liable for any damage or loss arising from flood or earthquake and Tenant waives and releases Landlord from all claims, losses, damages, liabilities, judgments and costs arising from or related to Tenant not carrying such flood or earthquake coverage), for loss to any tenant improvements or betterments, floor and wall coverings, and business personal property on a full insurable replacement cost basis with no coinsurance clause, and Business Income insurance covering at least six months of loss of income and continuing expense.

(b)           Tenant shall deliver to Landlord certificates of all insurance reflecting evidence of required coverages prior to initial occupancy, and annually thereafter.

(c)           Intentionally Omitted

(d)           All insurance required under Paragraph 8.2 (i) shall be issued by insurers licensed to do business in the state in which the Premises are located and which are rated A:VII or better by Best’s Key Rating Guide and (ii) shall be endorsed to provide at least 30-days (10 days for non-payment of premiums) prior notification of cancellation or material change in coverage to said additional insureds.

8.3           Landlord’s Insurance.  Landlord may, but shall not be obligated to, maintain risk of direct physical loss property damage insurance coverage, including earthquake and flood, covering the buildings within the Business Center, Commercial General Liability insurance, and such other insurance in such amounts and covering such other liability or hazards as deemed appropriate by Landlord.  The amount and scope of coverage of Landlord’s insurance shall be determined by Landlord from time to time in its sole discretion and shall be subject to such deductible amounts as Landlord may elect.  Landlord shall have the right to reduce or terminate any insurance or coverage.

8.4           Waiver of Subrogation.  To the extent permitted by law and with permission of their insurance carriers, Landlord and Tenant each waive any right to recover against the other on account of any and all claims Landlord or Tenant may have against the other with respect to property insurance actually carried, or required to be carried hereunder, to the extent of the proceeds realized from such insurance coverage or which could have been realized from such insurance coverage had the party carried the insurance required of such party by the terms of this Lease.

8.5           Indemnity.  Except to the extent caused by the active (but not passive) negligence or willful misconduct of Landlord, Tenant shall protect, defend, indemnify, and hold Landlord and Landlord Entities harmless from and against any and all loss, claims, liability, or costs (including court costs and reasonable attorneys’ fees) incurred by reason of third party claims against Landlord or Landlord Entities which arise out of or relate to:

(a)           any damage to any property (including but not limited to property of any Landlord Entity) or death, bodily, or personal injury to any person occurring in or about the Premises, the Building, or the Business Center to the extent that such injury or damage shall be caused by or arise from any act or omission by or of Tenant, or any Tenant Entity;

(b)           the conduct or management of any work or anything whatsoever done by the Tenant on or about the Premises or from transactions of the Tenant concerning the Premises;

(c)           Tenant’s failure to comply with its obligations regarding Applicable Requirements; or

(d)           any breach or default on the part of Tenant in the performance of any covenant or agreement to be performed pursuant to this Lease.

The provisions of this Paragraph 8.5 shall, with respect to any claims or liability accruing prior to such termination, survive the Expiration Date or earlier termination of this Lease.  Landlord shall provide Tenant with prompt, detailed written notice of each claim against Landlord for which Landlord will seek indemnity from Tenant and shall fully cooperate wiht Tenant in the defense and/or settlement of each such claim if requested by Tenant.

8.6           Exemption of Landlord from Liability.  Except to the extent caused by the active (but not passive) negligence or willful misconduct of Landlord, neither Landlord nor Landlord Entities shall be liable for and Tenant waives any claims against Landlord and Landlord Entities for injury or damage to the person or the property of Tenant, Tenant’s employees, contractors, invitees, customers or any other person in or about the Premises, Building or Business Center from any cause whatsoever, including, but not limited to, damage or injury which is caused by or results from (i) fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, fire sprinklers, wires, appliances, plumbing, heating, ventilating, air conditioning or lighting fixtures or (ii) from the condition of the Premises, other portions of the Building or Business Center.  Notwithstanding Landlord’s negligence (active or passive), gross negligence (active or passive), or breach of this Lease, Landlord shall under no circumstances be liable for (a) injury to Tenant’s business, for any loss of income or profit therefrom or any indirect, consequential or punitive damages or (b) any damage to property or injury to persons arising from any act of God or war, violence or insurrection, including, but not limited to, those caused by earthquakes, hurricanes, storms, drought, floods, acts of terrorism, and/or riots.

9.           Damage or Destruction.

9.1           Termination Right.  Tenant shall give Landlord immediate written notice of any damage to the Premises.  Subject to the provisions of Paragraph 9.2, if the Premises or the Building shall be damaged to such an extent that there is substantial interference for a period exceeding two hundred seventy (270) consecutive days with the conduct by Tenant of its business at the Premises, then  either party, at any time prior to commencement of repair of the Premises and following ten (10) days written notice to the other party, may terminate this Lease effective thirty (30) days after delivery of such notice to the other party.  Further, if any portion of the Premises is damaged and is not fully covered by the aggregate of insurance proceeds received by Landlord and any applicable deductible or if the holder of any indebtedness secured by the Premises requires that the insurance proceeds be applied to such indebtedness, and Tenant does not voluntarily contribute any shortfall thereof to Landlord, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within thirty (30) days after the date of notice to Tenant of any such event.  Such termination shall not excuse the performance by Tenant of those covenants which under the terms hereof survive termination.  Rent shall be abated in proportion to the degree of interference during the period that there is such substantial interference with the conduct of Tenant’s business at the Premises.  Abatement of rent and Tenant’s right of termination pursuant to this provision shall be Tenant’s sole remedy with respect to any such damage regardless of the cause thereof.

9.2            Damage Caused by Tenant.  Tenant’s termination rights under Paragraph 9.1 shall not apply if the damage to the Premises or Building is the result of any act or omission of Tenant or of any of Tenant’s agents, employees, customers, invitees, or contractors (“Tenant Acts”).  Any damage resulting from a Tenant Act shall be promptly repaired by Tenant.  Landlord at its option may at Tenant’s expense repair any damage caused by Tenant Acts.  Tenant shall continue to pay all rent and other sums due hereunder and shall be liable to Landlord for all damages that Landlord may sustain resulting from a Tenant Act.

10.           Real Property Taxes.

10.1           Payment of Real Property Taxes.  Landlord shall pay the Real Property Taxes due and payable during the term of this Lease and, except as otherwise provided in Paragraph 10.3, such payments shall be a Common Area Operating Expense reimbursable pursuant to Paragraph 4.2.

10.2           Real Property Tax Definition.  As used herein, the term “Real Property Taxes” is any form of tax or assessment, general, special, ordinary, or extraordinary, imposed or levied upon (a) the Business Center or Building, (b) any interest of Landlord in the Business Center or Building, (c) Landlord’s right to rent or other income from the Business Center or Building, and/or (d) Landlord’s business of leasing the Premises.  Real Property Taxes include (a) any license fee, commercial rental tax, excise tax, improvement bond or bonds, levy, or tax; (b) any tax or charge which replaces or is in addition to any of such above-described “Real Property Taxes,” and (c) any fees, expenses, or costs (including reasonable attorneys’ fees, expert fees, and the like) incurred by Landlord in protesting or contesting any assessments levied or any tax rate.  Real Property Taxes for tax years commencing prior to, or extending beyond, the term of this Lease shall be prorated to coincide with the corresponding Commencement Date and Expiration Date.  Real Property Taxes do not include taxes based on net income.

10.3           Additional Improvements.  Operating Expenses shall not include Real Property Taxes attributable to improvements placed upon the Business Center by other tenants or by Landlord for the exclusive enjoyment of such other tenants.  Tenant shall, however, pay to Landlord at the time Operating Expenses are payable under Paragraph 4.2, the entirety of any increase in Real Property Taxes if assessed by reason of improvements placed upon the Premises by Tenant or at Tenant’s request.

10.4           Joint Assessment.  If the Building is not separately assessed, Real Property Taxes allocated to the Building shall be an equitable proportion of the Real Property Taxes for all of the land and improvements included within the tax parcel assessed.

10.5           Tenant’s Property Taxes.  Tenant shall pay prior to delinquency all taxes assessed against and levied upon Tenant’s improvements, fixtures, furnishings, equipment, and all personal property of Tenant contained in the Premises or stored within the Business Center.

11.           Utilities.  Tenant shall pay directly for all utilities and services supplied to the Premises, including but not limited to electricity, telephone, security, gas, and cleaning of the Premises, together with any taxes thereon.  For any such utility fees or services that are not billed or metered separately to Tenant, including without limitation, water and sewer charges, and garbage and waste disposal (collectively, “Utility Expenses”), Tenant shall pay to Landlord Tenant’s Share of Utility Expenses.  If Landlord reasonably determines that Tenant’s Share of Utility Expenses is not commensurate with Tenant’s use of such services, Tenant shall pay to Landlord the amount which is attributable to Tenant’s use of the utilities or similar services, as reasonably estimated and determined by Landlord, based upon factors such as size of the Premises and intensity of use of such utilities by Tenant such that Tenant shall pay the portion of such charges reasonably consistent with Tenant’s use of such utilities and similar services.  If Tenant disputes any such estimate or determination, then Tenant shall either pay the estimated amount or cause the Premises to be separately metered at Tenant’s sole expense.  Tenant shall also pay Tenant’s Share of any assessments, charges, and fees included within any tax bill for the lot on which the Premises are situated, including without limitation, entitlement fees, allocation unit fees, sewer use fees, and any other similar fees or charges.

12.           Assignment and Subleasing.

12.1           Prohibition.  Tenant shall not, without the prior written consent of Landlord, assign, mortgage, hypothecate, encumber, grant any license or concession, pledge or otherwise transfer this Lease or any interest herein, permit any assignment or other such transfer of this Lease or any interest hereunder by operation of law, sublet the Premises or any part thereof, or permit the use of the Premises by any persons other than Tenant, to the extent permitted by Section 12.9 below, Affiliates of Tenant (as defined below) and Tenant’s Representatives (all of the foregoing are sometimes referred to collectively as “Transfers” and any person to whom any Transfer is made or sought to be made is sometimes referred to as a “Transferee”).  No consent to any Transfer shall constitute a waiver of the provisions of this Section, and all subsequent Transfers may be made only with the prior written consent of Landlord, which consent shall not be unreasonably withheld, but which consent shall be subject to the provisions of this Section.

12.2           Request for Consent.  If Tenant seeks to make a Transfer, Tenant shall notify Landlord, in writing, and deliver to Landlord at least fifteen (15) days (but not more than one hundred eighty (180) days) prior to the proposed commencement date of the Transfer (the “Proposed Effective Date”) the following information and documents (the “Tenant’s Notice”): (i) a description of the portion of the Premises to be transferred (the “Subject Space”); (ii) all of the terms of the proposed Transfer including without limitation, the Proposed Effective Date, the name and address of the proposed Transferee, and a copy of the existing or proposed assignment, sublease or other agreement governing the proposed Transfer; (iii) current financial statements of the proposed Transferee certified by an officer, member, partner or owner thereof, and any such other information as Landlord may then reasonably require, including without limitation, audited (if available) financial statements for the previous three (3) most recent consecutive fiscal years; (iv) the Plans and Specifications (defined below), if any; and (v) such other information as Landlord may then reasonably require.  Tenant shall give Landlord the Tenant’s Notice by registered or certified mail addressed to Landlord at Landlord’s Address specified in the Basic Provisions.  Within fifteen (15) days after Landlord’s receipt of the Tenant’s Notice (the “Landlord Response Period”) Landlord shall notify Tenant, in writing, of its determination with respect to such requested proposed Transfer and the election to recapture as set forth below.  If Landlord does not elect to recapture pursuant to the provisions hereof and Landlord does consent to the requested proposed Transfer, Tenant may thereafter assign its interests in and to this Lease or sublease all or a portion of the Premises to the same party and on the same terms as set forth in the Tenant’s Notice. If Landlord fails to respond to Tenant’s Notice within Landlord’s Response Period, then, after Tenant delivers to Landlord fifteen (15) days written notice (the “Second Response Period”) and Landlord fails to respond thereto prior to the end of the Second Response Period, the proposed Transfer shall then be deemed approved by Landlord.

12.3           Criteria for Consent.  Tenant acknowledges and agrees that, among other circumstances for which Landlord could reasonably withhold consent to a proposed Transfer, it shall be reasonable for Landlord to withhold its consent where (a) a Default (as defined below) then exists, (b) the use to be made of the Premises by the proposed Transferee is prohibited under this Lease or differs from the uses permitted under this Lease, (c) the proposed Transferee or its business is subject to compliance with additional requirements of the ADA beyond those requirements which are applicable to Tenant, unless the proposed Transferee shall (1) first deliver plans and specifications for complying with such additional requirements (the “Plans and Specifications”) and obtain Landlord’s written consent thereto, and (2) comply with all Landlord’s conditions contained in such consent, (d) the proposed Transferee does not intend to occupy a substantial portion of the Premises assigned or sublet to it, (e) Landlord reasonably disapproves of the proposed Transferee’s business operating ability or history, reputation or creditworthiness or the character of the business to be conducted by the proposed Transferee at the Premises, (f) the proposed Transferee is a governmental agency or unit or an existing tenant in the Business Center, (g) the proposed Transfer would violate any “exclusive” rights of any occupants in the Business Center or cause Landlord to violate another agreement or obligation to which Landlord is a party or otherwise subject, (h) Landlord or Landlord’s agent has shown comparable space in the Business Center to the proposed Transferee or responded to any inquiries from the proposed Transferee or the proposed Transferee’s agent concerning availability of space in the Business Center, at any time within the preceding six (6) months and Landlord has space available in the Business Center for lease to such tenant, (i) Landlord otherwise reasonably determines that the proposed Transfer would have the effect of decreasing the value of the Building or the Business Center, or increasing the expenses associated with operating, maintaining and repairing the Business Center, (j) either the proposed Transferee, or any person or entity which directly or indirectly, controls, is controlled by, or is under common control with, the proposed Transferee:  (i) occupies space in the Building at the time of the request for consent, (ii) is negotiating with Landlord to lease space in the Building at such time, or (iii) has negotiated with Landlord during the 12 month period immediately preceding the Tenant’s Notice, or (k) the proposed Transferee will use, store or handle Hazardous Materials (defined below) in or about the Premises of a type, nature or quantity that could materially and adversely affect the value of the Building or Business Center.

12.4           Effectiveness of Transfer and Continuing Obligations.  Prior to the date on which any permitted Transfer becomes effective, Tenant shall deliver to Landlord (i) a copy of the fully executed Transfer document, (ii) an executed Hazardous Materials Disclosure Certificate substantially in the form of Exhibit C hereto (the “Transferee HazMat Certificate”), and (iii) Landlord’s form of Consent to Assignment or Consent to Sublease, as applicable, executed by Tenant and the Transferee in which each of Tenant and the Transferee confirms its obligations pursuant to this Lease.  Failure or refusal of a Transferee to execute any such consent instrument shall not release or discharge the Transferee from its obligation to do so or from any liability as provided herein.  The voluntary, involuntary or other surrender of this Lease by Tenant, or a mutual cancellation by Landlord and Tenant, shall not work a merger, and any such surrender or cancellation shall, at the option of Landlord, either terminate all or any existing subleases or operate as an assignment to Landlord of any or all of such subleases.  Each permitted Transferee shall assume and be deemed to assume this Lease (in the event of an assignment of this Lease) and each permitted Transferee shall be and remain liable jointly and severally with Tenant for payment of Rent (or with respect to a sublease, rent in the amount set forth in the sublease) and for the due performance of, and compliance with all the terms, covenants, conditions and agreements herein contained on Tenant’s part to be performed or complied with, for that portion of the Term of this Lease on and following the date of such Transfer (and if a sublease, to extent relating to the space so sublet).  No Transfer shall affect the continuing primary liability of Tenant (which, following assignment, shall be joint and several with the assignee), and Tenant shall not be released from performing any of the terms, covenants and conditions of this Lease.  An assignee of Tenant shall become directly liable to Landlord for all obligations of Tenant hereunder, but no Transfer by Tenant shall relieve Tenant of any obligations or liability under this Lease whether occurring before or after such consent, assignment, subletting or other Transfer.  The acceptance of any or all of the Rent by Landlord from any other person (whether or not such person is an occupant of the Premises) shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any Transfer. If Tenant is a business entity, the direct or indirect transfer of more than fifty percent (50%) of the ownership interest of the entity (whether in a single transaction or in the aggregate through more than one transaction) shall be deemed a Transfer and shall be subject to all the provisions hereof and in such event, it shall be a condition to Landlord’s consent to such ownership change that such entities or persons acquiring such ownership interest assume, as a primary obligor, all rights and obligations of Tenant  under this Lease (and such entities and persons shall execute all documents reasonably required to effectuate such assumption). Any and all options, first rights of refusal, tenant improvement allowances and other similar rights granted to Tenant in this Lease, if any, shall not be assignable by Tenant unless expressly authorized in writing by Landlord (which shall be in Landlord’s sole discretion).  Any transfer that is not in compliance with the provisions of this Section 12, shall, at Landlord’s option, be null, void and of no effect, and shall, at Landlord’s option, constitute a material default by Tenant of this Lease.  As Additional Rent hereunder, Tenant shall pay to Landlord each time it requests a Transfer Consent, an administrative fee in the amount of one thousand five hundred dollars ($1,500) and, in addition, Tenant shall promptly reimburse Landlord for reasonable actual legal and other expenses incurred by Landlord in connection with any actual or proposed Transfer.  To the extent applicable, the provisions of Section 12.9 govern and take precedence with respect to the provisions of this Section 12.4.

12.5           Rent Adjustment/Recapture.   Landlord shall have the right to recapture the Subject Space described in the Tenant’s Notice if the Subject Space comprises more than fifty percent (50%) of the Premises.  Each such recapture notice shall be given in writing, it shall serve to terminate this Lease with respect to the proposed Subject Space, or, if the proposed Subject Space covers all the Premises, it shall serve to terminate the entire Term of this Lease, in either case, as of the Proposed Effective Date.  By giving written notice to Landlord within five (5) days after Tenant’s receipt of Landlord’s written recapture notice, Tenant may revoke its request for Landlord’s approval of the Transfer in question, in which event, Landlord’s exercise of its recapture right regarding such proposed Transfer shall become null and void as though no request by Tenant had ever been made.  However, no termination of this Lease with respect to part or all of the Premises shall become effective without the prior written consent, where necessary, of the holder of each deed of trust encumbering the Premises or any other portion of the Business Center.  If this Lease is terminated pursuant to the foregoing provisions with respect to less than the entire Premises, the Rent shall be adjusted on the basis of the proportion of rentable square feet retained by Tenant to the rentable square feet originally demised and this Lease as so amended shall continue thereafter in full force and effect.

12.6           Transfer Premium.  If Landlord consents to a Transfer, as a condition thereto, Tenant shall pay to Landlord monthly, as Additional Rent, at the same time as the monthly installments of Rent are payable hereunder, fifty percent (50%) of any Transfer Premium.  The term “Transfer Premium” shall mean all rent, additional rent and other consideration payable by such Transferee which either initially or over the term of the Transfer exceeds the Rent or pro rata portion of the Rent, as the case may be, for such space reserved in the Lease, after the payment of reasonable and customary real estate commissions, reasonable legal fees incurred by Tenant in connection with such Transfer and the actual and reasonable costs of altering the Premises for such assignee or subtenant with such expenses to be amortized (on a straight line basis) and deducted from the profits over the term of the sublease in the event of a sublease.

12.7           Waiver.  Notwithstanding any Transfer, or any indulgences, waivers or extensions of time granted by Landlord to any Transferee, or failure by Landlord to take action against any Transferee, Tenant agrees that Landlord may, at its option, proceed against Tenant without having taken action against or joined such Transferee, except that Tenant shall have the benefit of any indulgences, waivers and extensions of time granted to any such Transferee.

12.8           Special Transfer Prohibitions.   Notwithstanding anything set forth above to the contrary, Tenant may not (a) sublet the Premises or assign this Lease to any person or entity in which Landlord owns an interest, directly or indirectly (by applying constructive ownership rules set forth in Section 856(d)(5) of the Internal Revenue Code (the “Code”); or (b) sublet the Premises or assign this Lease in any other manner which could cause any portion of the amounts received by Landlord pursuant to this Lease or any sublease to fail to qualify as “rents from real property” within the meaning of Section 856(d) of the Code, or which could cause any other income received by Landlord to fail to qualify as income described in Section 856(c)(2) of the Code.

12.9           Affiliated Companies/Restructuring of Business Organization.  The assignment or subletting by Tenant of all or any portion of this Lease or the Premises to (i) a parent or subsidiary of Tenant, (ii) any person or entity which controls, is controlled by or is under common control with Tenant, (iii) any entity which purchases all or substantially all of the assets of Tenant, or (iv) any entity into which Tenant is merged or consolidated (all such persons or entities described in clauses (i), (ii), (iii) and (iv) being sometimes herein referred to as “Affiliates”) shall not be deemed a Transfer under this Section 12 (hence, the aforesaid events shall not be subject to obtaining Landlord’s prior consent; Landlord shall not have any right to receive any Transfer Premium in connection therewith; and Landlord shall not have the recapture rights described herein), provided in all instances that:

12.9.1                      No Default then exists under this Lease;

12.9.2                      Any such Affiliate was not formed as a subterfuge to avoid the obligations of this Section;

12.9.3                      Tenant give Landlord prior notice of any such assignment or sublease to an Affiliate at least 30 days prior to the effective date of the proposed transfer;

12.9.4                      Any such assignment or sublease shall be subject to all of the terms and provisions of this Lease, and such assignee or sublessee (i.e., any such Affiliate), other than in the case of an Affiliate resulting from a merger or consolidation as described above, shall assume, in a written document reasonably satisfactory to Landlord and delivered to Landlord upon or prior to the effective date of such assignment or sublease, all the obligations of Tenant under this Lease; and

12.9.5                      Tenant shall remain fully liable for all obligations to be performed by Tenant under this Lease.

12.9.6                      With respect to a purchase, merger, consolidation or reorganization which results in Tenant ceasing to exist as a separate legal entity, (A) Tenant’s successor shall own all or substantially all of the assets of Tenant, and (B) Tenant’s successor shall have a net worth which is at least equal to the greater of Tenant’s net worth at the date of this Lease or Tenant’s net worth as of the day prior to the proposed purchase, merger, consolidation or reorganization.

12.9.7                      Tenant’s notice to Landlord shall include information and documentation showing that each of the above conditions has been satisfied.  If requested by Landlord, Tenant’s successor shall sign a commercially reasonable form of assumption agreement.

13.           Default; Remedies.

13.1           Default.  The occurrence of any one of the following events shall constitute an event of default on the part of Tenant (“Default”):

(a)           The abandonment of the Premises by Tenant;

(b)           Failure to pay any installment of Base Rent, Additional Rent, or any other monies due and payable hereunder, said failure continuing for a period of three (3) business days after Landlord’s delivery of written notice to Tenant that said payment is past due.  Tenant agrees that any such written notice delivered by Landlord shall, to the fullest extent permitted by law, serve as the statutorily required notice under applicable law to the extent Tenant fails to cure such failure to pay within such three (3) business day period.  In addition to the foregoing, Tenant agrees to notice and service of notice as provided for in accordance with applicable statutory requirements;

(c)           A general assignment by Tenant or any guarantor for the benefit of creditors;

(d)          The filing of a voluntary petition of bankruptcy by Tenant or any guarantor; the filing of a voluntary petition for an arrangement; the filing of a petition, voluntary or involuntary, for reorganization; or the filing of an involuntary petition by Tenant’s creditors or guarantors;

(e)          Receivership, attachment, or other judicial seizure of the Premises or all or substantially all of Tenant’s assets on the Premises;

(f)           Failure of Tenant to maintain insurance as required by Paragraph 8.2;

(g)          Any breach by Tenant of its covenants under Paragraph 6.2;

(h)          Failure in the performance of any of Tenant’s covenants, agreements, or obligations hereunder (except those failures specified as events of Default in other Paragraphs of this Paragraph 13.1 which shall be governed by such other Paragraphs), which failure continues for 20 days after written notice thereof from Landlord to Tenant; provided that, if Tenant has exercised reasonable diligence to cure such failure and such failure cannot be cured within such 20-day period despite reasonable diligence, Tenant shall not be in default under this subparagraph unless Tenant fails thereafter diligently and continuously to prosecute the cure to completion;

(i)          Any transfer (excluding security interest granted to secure loans) of a substantial portion of the assets of Tenant, unless such transfer is undertaken or incurred in the ordinary course of Tenant’s business, or in good faith for equivalent consideration, or with Landlord’s consent; and

(j)             The default of any guarantors of Tenant’s obligations hereunder under any guaranty of this Lease, or the attempted repudiation or revocation of any such guaranty.

13.2        Remedies.  In the event of any Default by Tenant, Landlord shall have any or all of the following remedies:

(a)           Termination.  In the event of any Default by Tenant, then in addition to any other remedies available to Landlord at law or in equity and under this Lease, Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder by giving written notice of such intention to terminate. In the event that Landlord shall elect to so terminate this Lease then Landlord may recover from Tenant:

(1)           the worth at the time of award of any unpaid Rent and any other sums due and payable which have been earned at the time of such termination; plus

(2)           the worth at the time of award of the amount by which the unpaid Rent and any other sums due and payable which would have been earned after termination until the time of award exceeds the amount of such rental loss Tenant proves could have been reasonably avoided; plus

(3)           the worth at the time of award of the amount by which the unpaid Rent and any other sums due and payable for the balance of the term of this Lease after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus

(4)           any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course would be likely to result therefrom, including, without limitation, any reasonable costs or expenses incurred by Landlord (i) in retaking possession of the Premises; (ii) in maintaining, repairing, preserving, restoring, replacing, cleaning, the Premises or any portion thereof, including such acts for reletting to a new lessee or lessees; (iii) for leasing commissions; or (iv) for any other costs necessary or appropriate to relet the Premises; plus

(5)           such reasonable attorneys’ fees incurred by Landlord as a result of a Default, and costs in the event suit is filed by Landlord to enforce such remedy; and plus

(6)           at Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law. As used in subparagraphs (1) and (2) above, the “worth at the time of award” is computed by allowing interest at an annual rate equal to twelve percent (12%) per annum or the maximum rate permitted by law, whichever is less. As used in subparagraph (3) above, the “worth at the time of award” is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award, plus one percent (1%). Tenant waives redemption or relief from forfeiture under California Code of Civil Procedure Sections 1174 and 1179, or under any other present or future law, in the event Tenant is evicted or Landlord takes possession of the Premises by reason of any Default of Tenant hereunder.

(b)           Continuation of Lease.   In the event of any Default by Tenant, then in addition to any other remedies available to Landlord at law or in equity and under this Lease, Landlord shall have the remedy described in California Civil Code Section 1951.4 (Landlord may continue this Lease in effect after Tenant’s Default and abandonment and recover Rent as it becomes due, provided tenant has the right to sublet or assign, subject only to reasonable limitations).

(c)           Re-entry.  In the event of any Default by Tenant, Landlord shall also have the right, with or without terminating this Lease, in compliance with applicable law, to re-enter the Premises and remove all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant.

(d)           Reletting.  In the event of the abandonment of the Premises by Tenant or in the event that Landlord shall elect to re-enter or shall take possession of the Premises pursuant to legal proceeding or pursuant to any notice provided by law, then if Landlord does not elect to terminate this Lease as provided in Paragraph a, Landlord may from time to time, without terminating this Lease, relet the Premises or any part thereof for such term or terms and at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion may deem advisable with the right to make alterations and repairs to the Premises. In the event that Landlord shall elect to so relet, then rentals received by Landlord from such reletting shall be applied in the following order: (1) to reasonable attorneys’ fees incurred by Landlord as a result of a Default and costs in the event suit is filed by Landlord to enforce such remedies;  (2) to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord;  (3) to the payment of any costs of such reletting;  (4) to the payment of the costs of any commercially reasonable alterations and repairs to the Premises;  (5) to the payment of Rent due and unpaid hereunder;  and (6) the residue, if any, shall be held by Landlord and applied in payment of future Rent and other sums payable by Tenant hereunder as the same may become due and payable hereunder.  Should that portion of such rentals received from such reletting during any month, which is applied to the payment of Rent hereunder, be less than the Rent payable during the month by Tenant hereunder, then Tenant shall pay such deficiency to Landlord.  Such deficiency shall be calculated and paid monthly.  Tenant shall also pay to Landlord, as soon as ascertained, any costs and expenses incurred by Landlord in such reletting or in making such alterations and repairs not covered by the rentals received from such reletting.

(e)           Termination.  No re-entry or taking of possession of the Premises by Landlord pursuant to Subparagraphs (c) and (d) above shall be construed as an election to terminate this Lease unless a written notice of such intention is given to Tenant or unless the termination thereof is decreed by a court of competent jurisdiction. Notwithstanding any reletting without termination by Landlord because of any Default by Tenant, Landlord may at any time after such reletting elect to terminate this Lease for any such Default.

(f)           Cumulative Remedies.  The remedies herein provided are not exclusive and Landlord shall have any and all other remedies provided herein or by law or in equity.

(g)           No Surrender.  No act or conduct of Landlord, whether consisting of the acceptance of the keys to the Premises, or otherwise, shall be deemed to be or constitute an acceptance of the surrender of the Premises by Tenant prior to the expiration of the Term, and such acceptance by Landlord of surrender by Tenant shall only flow from and must be evidenced by a written acknowledgment of acceptance of surrender signed by Landlord. The surrender of this Lease by Tenant, voluntarily or otherwise, shall not work a merger unless Landlord elects in writing that such merger take place, but shall operate as an assignment to Landlord of any and all existing subleases, or Landlord may, at its option, elect in writing to treat such surrender as a merger terminating Tenant’s estate under this Lease, and thereupon Landlord may terminate any or all such subleases by notifying the sublessee of its election so to do within five (5) days after such surrender.

(h)           Notice Provisions  Tenant agrees that any notice given by Landlord pursuant to Paragraph 13.1 of the Lease shall satisfy the requirements for notice under California Code of Civil Procedure Section 1161, and Landlord shall not be required to give any additional notice in order to be entitled to commence an unlawful detainer proceeding. Should Landlord prepare any notice to Tenant for failure to pay rent, additional rent or perform any other obligation under the Lease, Tenant shall pay to Landlord, without any further notice from Landlord, the additional sum of $75.00 which the parties hereby agree represents a fair and reasonable estimate of the costs Landlord will incur by reason of preparing such notice.

13.3           Late Charges.  Tenant hereby acknowledges that late payment by Tenant to Landlord of Rent and other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain.  Such costs include, but are not limited to, processing and accounting charges.  Accordingly, if any installment of Rent or other sum due from Tenant shall not be received by Landlord or Landlord’s designee within 4 days after such amount shall be due, then, without any requirement for notice to Tenant, Tenant shall pay to Landlord a late charge equal to 5% of such overdue amount.  The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant.  Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant’s Default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder.

13.4           Landlord’s Default and Tenant’s Remedies.  Landlord shall not be deemed to be in default of its obligations unless Landlord fails to perform any covenant, condition, or agreement contained in this Lease and fails to cure the nonperformance within a reasonable time, but not later than thirty (30) days after receiving written notice of the failure; provided, however, that if the nature of Landlord’s failure to perform reasonably requires more than thirty (30) days to cure, then Landlord shall not be deemed in default if Landlord commences to cure such failure within said thirty (30)-day period and thereafter diligently and in good faith prosecutes such cure to completion.

14.           Condemnation.  If the Premises or any portion thereof are taken under the power of eminent domain or sold under the threat of exercise of said power (all of which are herein called “condemnation”), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever first occurs.  If more than 10% of the floor area of the Premises, or more than 25% of the portion of the Common Areas designated for Tenant’s parking, is taken by condemnation, Tenant may, at Tenant’s option, to be exercised in writing within 10 days after Landlord shall have given Tenant written notice of such taking (or in the absence of such notice, within 10 days after the condemning authority shall have taken possession), terminate this Lease as of the date the condemning authority takes such possession.  If Tenant does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the Base Rent shall be reduced in the same proportion as the rentable floor area of the Premises taken bears to the total rentable floor area of the Premises.  No reduction of Base Rent shall occur if the condemnation does not apply to any portion of the Premises.  Any award for the taking of all or any part of the Premises under the power of eminent domain or any payment made under threat of the exercise of such power shall be the property of Landlord; provided, however, that Tenant shall be entitled to any compensation, separately awarded to Tenant, for Tenant’s relocation expenses and/or loss of Tenant’s trade fixtures.  In the event that this Lease is not terminated by reason of such condemnation, Landlord shall to the extent of its net severance damages in the condemnation matter, repair any damage to the Premises caused by such condemnation authority.

15.           Estoppel Certificate and Financial Statements.

15.1           Estoppel Certificate.  Each party (herein referred to as “Responding Party”) shall within 10 days after written notice from the other Party (the “Requesting Party”) execute, acknowledge, and deliver to the Requesting Party, to the extent it can truthfully do so, an estoppel certificate in a form reasonably acceptable to Landlord, or any of Landlord’s lenders or any prospective purchasers of the Premises or the Business Center as the case may be, plus such additional information, confirmation, and statements as be reasonably requested by the Requesting Party. Should Tenant fail to deliver an executed and acknowledged estoppel certificate to Landlord as prescribed herein, Tenant hereby authorizes Landlord to act as Tenant’s attorney-in-fact in executing such estoppel certificate or, at Landlord’s option, Tenant shall pay a fee of $100.00 per day (“Estoppel Delay Fee”) for each day after the 10 days’ written notice in which Tenant fails to comply with this requirement.

15.2           Financial Statement.  If Landlord desires to finance, refinance, or sell the Building, Business Center, or any part thereof, Tenant and all Guarantors shall deliver to any potential lender or purchaser designated by Landlord such financial statements of Tenant and such Guarantors as may be reasonably required by such lender or purchaser, including but not limited to Tenant’s financial statements for the past 3 years.  All such financial statements shall be received by Landlord and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.

16.           Additional Covenants and Provisions.

16.1           Severability.  The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall not affect the validity of any other provision hereof.

16.2           Interest on Past-Due Obligations.  Any monetary payment due Landlord hereunder not received by Landlord within 10 days following the date on which it was due shall bear interest from the date due at 10% per annum, but not exceeding the maximum rate allowed by law in addition to the late charge provided for in Paragraph 13.3.

16.3           Time of Essence.  Time is of the essence with respect to the performance of all obligations to be performed or observed by the Parties under this Lease.

16.4           Landlord Liability.  Tenant, its successors, and assigns shall not assert nor seek to enforce any claim for breach of this Lease against any of Landlord’s assets other than Landlord’s interest in the Business Center.  Tenant agrees to look solely to such interest for the satisfaction of any liability or claim against Landlord under this Lease.  In no event whatsoever shall Landlord (which term shall include, without limitation, any general or limited partner, trustees, beneficiaries, officers, directors, or stockholders of Landlord) ever be personally liable for any such liability.  Except as may otherwise be provided by Applicable Requirements, no employee, officer, director or stockholder of Tenant shall have personal liability under this Lease.

16.5           Entire Agreement.  It is understood and acknowledged that there are no oral agreements between the parties hereto affecting this Lease and this Lease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease.  This Lease and any side letter or separate agreement executed by Landlord and Tenant in connection with this Lease and dated of even date herewith contain all of the terms, covenants, conditions, warranties and agreements of the parties relating in any manner to the rental, use and occupancy of the Premises, shall be considered to be the only agreement between the parties hereto and their representatives and agents, and none of the terms, covenants, conditions or provisions of this Lease can be modified, deleted or added to except in writing signed by the parties hereto.  All negotiations and oral agreements acceptable to both parties have been merged into and are included herein.  There are no other representations or warranties between the parties, and all reliance with respect to representations is based totally upon the representations and agreements contained in this Lease.  The parties acknowledge that (i) each party and/or its counsel have reviewed and revised this Lease, and (ii) no rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall be employed in the interpretation or enforcement of this Lease or any amendments or exhibits to this Lease or any document executed and delivered by either party in connection with this Lease.

16.6           Notice Requirements.  All notices required or permitted by this Lease shall be in writing and may be delivered in person (by hand, messenger, or courier service) or may be sent by regular, certified, or registered mail or U.S. Postal Service Express Mail, with postage prepaid, or by facsimile transmission during normal business hours, and shall be deemed sufficiently given if served in a manner specified in this Paragraph 16.6.  The addresses noted

adjacent to a Party’s signature on this Lease shall be that Party’s address for delivery or mailing of notice purposes.  Either Party may by written notice to the other specify a different address for notice purposes, except that upon Tenant’s taking possessing of the Premises, the Premises shall constitute Tenant’s address for the purpose of mailing or delivering notices to Tenant.  A copy of all notices required or permitted to be given to Landlord hereunder shall be concurrently transmitted to such party or parties at such addresses as Landlord may from time to time hereafter designate by written notice to Tenant.

16.7           Date of Notice.  Any notice sent by registered or certified mail, return receipt requested, shall be deemed given on the date of delivery shown on the receipt card, or if no delivery date is shown, the postmark thereon.  If sent by regular mail, the notice shall be deemed given 48 hours after the same is addressed as required herein and mailed with postage prepaid.  Notices delivered by United States Express Mail or an overnight courier that guarantees next day delivery shall be deemed given 24 hours after delivery of the same to the United States Postal Service or courier.  If any notice is transmitted by facsimile transmission or similar means, the same shall be deemed served or delivered upon telephone or facsimile confirmation of receipt of the transmission thereof, provided a copy is also delivered via hand or overnight delivery or certified mail.  If notice is received on a Saturday, Sunday, or legal holiday, it shall be deemed received on the next business day.

16.8           Waivers.  No waiver by Landlord of a Default by Tenant shall be deemed a waiver of any other term, covenant, or condition hereof, or of any subsequent Default by Tenant of the same or any other term, covenant, or condition hereof.  In addition the acceptance by Landlord of any rent or other payment after it is due, whether or not a notice of default has been served or any action (including, without limitation, an unlawful detainer action) has been filed by Landlord thereon, shall not be deemed a waiver of Landlord’s rights to proceed on any notice of default or action which has been filed against Tenant based upon Tenant’s breach of the Lease.

16.9           Holdover.  Tenant has no right to retain possession of the Premises or any part thereof beyond the expiration or earlier termination of this Lease.  If Tenant holds over with the consent of Landlord:  (a) the Base Rent payable shall be increased to 150% of the Base Rent applicable during the month immediately preceding such expiration or earlier termination; (b) Tenant’s right to possession shall terminate on 30 days notice from Landlord; and (c) all other terms and conditions of this Lease shall continue to apply.  Nothing contained herein shall be construed as a consent by Landlord to any holding over by Tenant.  Tenant shall indemnify, defend, and hold Landlord harmless from and against any and all claims, demands, actions, losses, damages, obligations, costs, and expenses, including, without limitation, reasonable attorneys’ fees incurred or suffered by Landlord by reason of Tenant’s failure to surrender the Premises on the expiration or earlier termination of this Lease in accordance with the provisions of this Lease.  Landlord shall deliver prompt and reasonable written notice to Tenant of any such claims.

16.10      Cumulative Remedies.  No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies in law or in equity.

16.11      Binding Effect:  Choice of Law.  This Lease shall be binding upon the Parties, their personal representatives, successors, and assigns, and be governed by the laws of the State in which the Premises are located.  Any litigation between the Parties hereto concerning this Lease shall be initiated in the county in which the Premises are located.

16.12      Landlord.  The covenants and obligations contained in this Lease on the part of Landlord are binding on Landlord, its successors, and assigns only during their respective period of ownership of an interest in the Building.  In the event of any transfer or transfers of such title to the Building, Landlord (and, in the case of any subsequent transfers or conveyances, the then grantor) shall be concurrently freed and relieved from and after the date of such transfer or conveyance, without any further instrument or agreement, of all liability with respect to the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed.

16.13      Attorneys’ Fees and Other Costs.  If any Party brings an action or proceeding to enforce the terms hereof or declare rights hereunder, the Prevailing Party (as hereafter defined) in any such proceeding shall be entitled to reasonable attorneys’ fees.  The term “Prevailing Party” shall include, without limitation, a Party who substantially obtains or defeats the relief sought.  Landlord shall be entitled to reasonable attorneys’ fees, costs, and expenses incurred in the preparation and service of notices of Default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such Default or resulting breach.  Tenant shall reimburse Landlord on demand for all reasonable legal, engineering, and other professional services expenses incurred by Landlord in connection with all requests by Tenant or any lender of Tenant for consent, waiver or approval of any kind.

16.14      Landlord’s Access; Showing Premises; Repairs.  Landlord and Landlord’s agents shall have the right to enter the Premises at any time, in the case of an emergency, and otherwise at reasonable times upon reasonable notice for the purpose of showing the same to prospective purchasers, lenders, or tenants, and making such alterations, repairs, improvements, or additions to the Premises or to the Building, as Landlord may reasonably deem necessary.  Landlord may at any time place on or about the Premises or Building any ordinary “For Sale” signs, and Landlord may at any time during the last 180 days of the term hereof place on or about the Premises any ordinary “For Lease” signs.  All such activities of Landlord shall be without abatement of rent or liability to Tenant.

16.15      Signs.  Tenant shall not place any signs at or upon the exterior of the Premises or the Building, except that Tenant may, with Landlord’s prior written consent, install (but not on the roof) monument signage and Building signage (each in proportion to Tenant’s Share of the Building and Business Center), at Tenant’s sole cost and expense, as are reasonably required to advertise Tenant’s own business so long as such signs are in a location designated by Landlord and comply with sign ordinances and the signage criteria established for the Business Center by Landlord.

16.16      Termination; Merger.  Unless specifically stated otherwise in writing by Landlord, the voluntary or other surrender of this Lease by Tenant, the mutual termination or cancellation hereof, or a termination hereof by Landlord for Default by Tenant, shall automatically terminate any sublease or lesser estate in the Premises; provided, however, Landlord shall, in the event of any such surrender, termination, or cancellation, have the option to continue any one or all of any existing subtenancies.  Landlord’s failure within 10 days following any such event to make a written election to the contrary by written notice to the holder of any such lesser interest shall constitute Landlord’s election to have such event constitute the termination of such interest.

16.17      Quiet Possession.  Upon payment by Tenant of the Base Rent and Additional Rent for the Premises and the performance of all of the covenants, conditions, and provisions on Tenant’s part to be observed and performed under this Lease, Tenant shall have quiet possession of the Premises for the entire term hereof, subject to all of the provisions of this Lease.

16.18      Subordination; Attornment; Non-Disturbance.

(a)           Subordination.  This Lease shall be subject and subordinate to any ground lease, mortgage, deed of trust, or other hypothecation or mortgage (collectively, “Mortgage”) now or hereafter placed by Landlord upon the real property of which the Premises are a part, to any and all advances made on the security thereof, and to all renewals, modifications, consolidations, replacements, and extensions thereof.  Tenant agrees that any person holding any Mortgage shall have no duty, liability, or obligation to perform any of the obligations of Landlord under this Lease.  In the event of Landlord’s default with respect to any such obligation, Tenant will give any Lender, whose name and address have previously been furnished in writing to Tenant, notice of a default by Landlord.  Tenant may not exercise any remedies for default by Landlord under this Section unless and until Landlord and the Lender shall have received written notice of such default and a reasonable time (not less than 90 days) shall thereafter have elapsed without the default having been cured.  If any Lender shall elect to have this Lease superior to the lien of its Mortgage and shall give written notice thereof to Tenant, this Lease shall be deemed prior to such Mortgage.  The provisions of a Mortgage relating to the disposition of condemnation and insurance proceeds shall prevail over any contrary provisions contained in this Lease.

(b)           Attornment.  Subject to the nondisturbance provisions of subparagraph (c) of this Paragraph 16.18, Tenant agrees to attorn to a Lender or any other party who acquires ownership of the Premises by reason of a foreclosure of a Mortgage. In the event of such foreclosure, such new owner shall not:  (i) be liable for any act or omission of any prior landlord or with respect to events occurring prior to acquisition of ownership, (ii) be subject to any offsets or defenses which Tenant might have against any prior Landlord, or (iii) be liable for security deposits or be bound by prepayment of more than one month’s rent.

(c)           Non-Disturbance.  With respect to a Mortgage entered into by Landlord after the execution of this Lease, Tenant’s subordination of this Lease shall be subject to receiving assurance (a “nondisturbance agreement”) from the Mortgage holder that Tenant’s possession and this Lease will not be disturbed so long as Tenant is not in default and attorns to the record owner of the Premises.

(d)           Self-Executing.  The agreements contained in this Paragraph 16.18 shall be effective without the execution of any further documents; provided, however, that upon written request from Landlord or a Lender in connection with a sale, financing, or refinancing of Premises, Tenant and Landlord shall execute such further writings as may be reasonably required to separately document any such subordination or nonsubordination, attornment, and/or nondisturbance agreement, as is provided for herein.  Landlord is hereby irrevocably vested with full power to subordinate this Lease to a Mortgage.

16.19     Rules and Regulations.  Tenant agrees that it will abide by, and to cause its employees, suppliers, shippers, customers, tenants, contractors, and invitees to abide by, all reasonable rules and regulations (“Rules and Regulations”) which Landlord may make from time to time for the management, safety, care, and cleanliness of the Common Areas, the parking and unloading of vehicles, and the preservation of good order, as well as for the convenience of other occupants or tenants of the Building and the Business Center and their invitees. The current Rules and Regulations are attached hereto as Exhibit E.  Landlord shall not be responsible to Tenant for the noncompliance with said Rules and Regulations by other tenants of the Business Center.

16.20     Security Measures.  Tenant acknowledges that the rental payable to Landlord hereunder does not include the cost of guard service or other security measures.  Landlord has no obligations to provide same.  Tenant assumes all responsibility for the protection of the Premises, Tenant, its agents, and invitees and their property from the acts of third parties.

16.21     Reservations.  Landlord reserves the right to grant such easements that Landlord deems necessary and to cause the recordation of parcel maps, so long as such easements and maps do not unreasonably interfere with the use of the Premises by Tenant.  Tenant agrees to sign any documents reasonably requested by Landlord to effectuate any such easements or maps.  Tenant further agrees that Landlord may at any time following the execution of this Lease, either directly or through Landlord’s agents, identify Tenant’s name in any marketing materials relating to the Building or Landlord’s portfolio and/or make press releases or other announcements regarding the leasing of the Premises by Tenant, and Tenant hereby waives any and all claims in connection therewith.

16.22     Conflict.  Any conflict between the printed provisions of this Lease and the typewritten or handwritten provisions shall be controlled by the typewritten or handwritten provisions.

16.23     Offer.  Preparation of this Lease by either Landlord or Tenant or Landlord’s agent or Tenant’s agent and submission of same to Tenant or Landlord shall not be deemed an offer to lease.  This Lease is not intended to be binding until executed and delivered by all Parties hereto.

16.24     Amendments.  This Lease may be modified only in writing, signed by the parties in interest at the time of the modification.

16.25     Multiple Parties.  Except as otherwise expressly provided herein, if more than one person or entity is named herein as Tenant, the obligations of such persons shall be the joint and several responsibility of all persons or entities named herein as such Tenant.

16.26     Authority.  Each person signing on behalf of Landlord or Tenant warrants and represents that she or he is authorized to execute and deliver this Lease and to make it a binding obligation of Landlord or Tenant.

16.27     Recordation.  Tenant shall not record this Lease or a short form memorandum hereof.

16.28     Confidentiality.  Tenant acknowledges that the content of this Lease and any related documents are confidential information.  Tenant shall keep and maintain such confidential information strictly confidential and shall not disclose such confidential information to any person or entity other than Tenant’s financial, legal and space planning consultants.

16.29     Landlord Renovations.  Tenant acknowledges that Landlord may from time to time, at Landlord’s sole option, renovate, improve, develop, alter, or modify (collectively, the “Renovations”) portions of the Building, Premises, Common Areas and the Business Center, including without limitation, systems and equipment, roof, and structural portions of the same.  In connection with such Renovations, Landlord may, among other things, erect scaffolding or other necessary structures in the Building, limit or eliminate access to portions of the Business Center, including portions of the Common Areas, or perform work in the Building, which work may create noise, dust or leave debris in the Building.  Tenant hereby agrees that such Renovations and Landlord’s actions in connection with such Renovations shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to any abatement of Rent.  Landlord shall have no responsibility, or for any reason be liable to Tenant, for any direct or indirect injury to or interference with Tenant’s business arising from the Renovations, nor shall Tenant be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises or of Tenant’s Property, Alterations or improvements resulting from the Renovations or Landlord’s actions in connection with such Renovations, or for any inconvenience or annoyance occasioned by such Renovations or Landlord’s actions in connection with such Renovations.  Landlord shall use its commercially reasonable efforts to attempt to reasonably minimize interference with the use of or access to the Premises without incurring overtime costs for the same.

16.30     WAIVER OF JURY TRIAL.  THE PARTIES HERETO SHALL AND THEY HEREBY DO WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY RELATED TO THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT’S USE OR OCCUPANCY OF THE PREMISES, THE BUILDING OR THE PARK, AND/OR ANY CLAIM OF INJURY, LOSS OR DAMAGE.

///signature page follows//

///continued from previous page///

The parties hereto have executed this Lease at the place and on the dates specified below their respective signatures.

LANDLORD

Headlands Realty Corporation,
a Maryland corporation

By:   /s/ MARK HANSEN
Its:   Sr. Vice President
Date: 2-27-09

Landlord’s Address:

Headlands Realty Corporation
c/o AMB Property Corporation
Pier 1, Bay 1
San Francisco, California 94111

With a copy to:

Headlands Realty Corporation
c/o AMB Property Corporation
Pier 1, Bay 1
San Francisco, California 94111

TENANT

MIPS Technologies, Inc.,
a Delaware corporation

By:   /s/ MAURY AUSTIN
Its:   CFO
Date:  2-27-09

By:   /s/ GAIL KNITTEL
Its:  General Counsel
Date:  2/27/09

Tenant’s Address:

After the Commencement Date
The Premises Address

Prior to the Commencement Date
1225 Charleston Road
Mountain View, California 94043-1353

If Tenant is a CORPORATION, the authorized officers must sign on behalf of the corporation and indicate the capacity in which they are signing.  The Lease must be executed by the president or vice-president, and the secretary, assistant secretary, chief financial officer or any assistant treasurer, unless the bylaws or a resolution of the board of directors shall otherwise provide, in which event, the bylaws or a certified copy of the resolution, as the case may be, must be attached to this Lease.

Exhibit A
Description of Premises

This exhibit, entitled “Premises”, is and shall constitute Exhibit A to that certain Industrial Lease dated February 26, 2009 (the “Lease”), by and between Headlands Realty Corporation, a Maryland corporation (“Landlord”) and MIPS Technologies, Inc., a Delaware corporation (“Tenant”) for the leasing of certain premises commonly known as 955 E. Arques, Sunnyvale, California.

The Premises consist of the rentable square footage of space specified in the Basic Provisions and has the address specified in the Basic Provisions.  The Premises are a part of and are contained in the Building specified in the Basic Provisions.  If set forth below (or attached), the cross-hatched area depicts the Premises within the Business Center:

1 FIRST FLOOR PLAN

KEY NOTES:

WALL LEGEND / SYMBOLS:

EXTERIOR WORK PART
OF FACELIFT PERMIT.

A.I.A.
ARCHITECT

FIRST FLOOR PLAN

A-2

Exhibit A, Page 1

Exhibit A, Page 2

Exhibit B
Commencement Date Certificate

Landlord:                                      Headlands Realty Corporation, a Maryland corporation

Tenant:                                          MIPS Technologies, Inc., a Delaware corporation

Lease Date:                                  February 26, 2009

Premises:                                     955 E. Arques, Sunnyvale, California

Tenant hereby accepts the Premises as being in the condition required under the Lease.
The Commencement Date of the Lease is                                                                                                                     ,           .
The Expiration Date of the Lease is                                                                                                ,           .

LANDLORD

Headlands Realty Corporation,
a Maryland corporation

By:   __________________________
Its:   __________________________
Date:  _________________________

Landlord’s Address:

Headlands Realty Corporation
c/o AMB Property Corporation
Pier 1, Bay 1
San Francisco, California 94111

With a copy to:

Headlands Realty Corporation
c/o AMB Property Corporation
Pier 1, Bay 1
San Francisco, California 94111

TENANT

MIPS Technologies, Inc.,
a Delaware corporation

By:   __________________________
Its:  ___________________________
Date:  _________________________

By:   __________________________
Its:  ___________________________
Date:  _________________________

Tenant’s Address:

After the Commencement Date
The Premises Address

Prior to the Commencement Date
1225 Charleston Road
Mountain View, California 94043-1353

If Tenant is a CORPORATION, the authorized officers must sign on behalf of the corporation and indicate the capacity in which they are signing.  The document must be executed by the president or vice-president, and the secretary, assistant secretary, chief financial officer or any assistant treasurer, unless the bylaws or a resolution of the board of directors shall otherwise provide, in which event, the bylaws or a certified copy of the resolution, as the case may be, must be attached to this document.

Exhibit B, Page 1

Exhibit C
Environmental Move-In Questionnaire

Property Address:  955 E. Arques, Sunnyvale, California
Lease Date:  February 26, 2009
Landlord:  Headlands Realty Corporation, a Maryland corporation
Tenant:  MIPS Technologies, Inc., a Delaware corporation

Instructions:  The following questionnaire is to be completed at the time of Lease execution by the Tenant representative with knowledge of the planned operations for the specified building/location.

1-0           PLANNED USE/OPERATIONS

1-1.           Describe planned use and include brief description of manufacturing processes employed.

2.0           HAZARDOUS MATERIALS

2-1.           Are Hazardous Materials as defined in the lease Agreement used, handled, or stored at the Premises?  If so, continue with the next question.  If not, go to Section 3.0.  No  Yes

2-2.           Please attach a chemical inventory that identifies the type(s), use(s) and quantity of each chemical used or stored on the site and include Material Safety Data Sheets for each chemical.  In addition, describe the proposed hazardous material storage area (preferably on a site plan or figure) and planned measures to manage potential releases to the environment (e.g., spill containment measures, Spill Response Plans, etc.).

3.0           HAZARDOUS WASTES

3-1.           Are hazardous wastes generated?  If so, continue with the next question.  If not, skip this section and go to Section 4.0.  No  Yes

3-2.           Are any wastes generated, handled, or disposed of (where applicable) on the property?  If so, identify and describe on separate pages those wastes generated, handled or disposed of (disposition).  Specify any wastes known to be regulated under the Resource Conservation and Recovery Act (RCRA) as “listed characteristic or statutory” wastes.  Include total amounts generated monthly.  Please include name, location, and permit number (e.g. EPA ID No.) for transporter and disposal facility, if applicable.

3-3.           Are pollution controls or monitoring employed in the process to prevent or minimize the release of wastes into the environment?  If so, please describe on a separate page.

Exhibit C, Page 1

4.0           USTS/ASTS

4-1.           Are underground storage tanks (USTs), aboveground storage tanks (ASTs), clarifiers, or associated pipelines required for planned operations?  If not, continue with Section 5.0.  If yes, please describe on separate page the capacity, contents, design and construction of USTs or ASTs and provide copies of appropriate regulatory permits.  No  Yes

5.0           REGULATORY

5-1.           Does the operation have or require any permits for Hazardous Materials or waste discharge including but limited to National Pollutant Discharge Elimination System (NPDES) or equivalent permit?  If so, please provide a copy of this permit.

5-2.           Has a Hazardous Materials Business Plan been developed for the site?  If so, please provide a copy.

TENANT CERTIFICATION

I am familiar with the real property and facility operations described in this questionnaire, and I am authorized to sign on behalf of the Tenant.  By signing below, I represent and warrant that the answers to the above questions are complete and accurate to the best of my knowledge.  I also understand that the Landlord will rely on the completeness and accuracy of my answers in assessing any environmental liability risks associated with the property.

Signature:     __________________________

Name:            __________________________

Title:              __________________________

Date:              __________________________

Telephone:   __________________________

Exhibit C, Page 2

Exhibit D
Move Out Standards

This “Move Out Standards” (Exhibit D) is dated February 26, 2009, for the reference purposes only and is made between Headlands Realty Corporation, a Maryland corporation (“Landlord”), and MIPS Technologies, Inc., a Delaware corporation (“Tenant”), to be a part of that certain Industrial Lease (the “Lease”) concerning a portion of the Business Center more commonly known as 955 E. Arques, Sunnyvale, California (the “Premises”).  Landlord and Tenant agree that the Lease is hereby modified and supplemented as follows:

At the expiration or earlier termination of this Lease, and in addition to any other provisions of the Lease regarding surrender of the Premises, Tenant shall surrender the Premises in the same condition as they were upon delivery of possession thereto under the Lease, reasonable wear and tear excepted, and shall deliver all keys to Landlord.  Before surrendering the Premises, Tenant shall remove all of its personal property and trade fixtures and such alterations or additions to the Premises made by Tenant as may be specified for removal by Landlord.  If Tenant fails to remove its personal property,  fixtures or alterations or additions upon the expiration or earlier termination of the Lease, the same shall be deemed abandoned and shall become the property of Landlord.  Tenant shall be liable to Landlord for all costs and damages incurred by Landlord in removing, storing or selling such property, fixtures, alterations or additions and in restoring the Premises to the condition required pursuant to the Lease.

Notwithstanding anything to the contrary in the Lease, Tenant shall surrender the Premises, at the time of the expiration or earlier termination of the Lease, in a condition that shall include, but is not limited to, the following:

1.	Lights:	Office and warehouse lights will be fully operational with all bulbs functioning.

2.	Dock Levelers & Roll-Up Doors:	Should be in good working condition.

3.	Dock Seals:	Free of tears and broken backboards repaired.

4.	Warehouse Floor:	Free of stains and swept with no racking bolts and other protrusions left in the floor. Cracks should be repaired with an epoxy or polymer.

5.	Tenant-Installed Equipment & Wiring:	Removed and space returned to original condition when originally leased. (Remove air lines, junction boxes, conduit, etc.)

6.	Walls:	Sheetrock (drywall) damage should be patched and fire-taped so that there are no holes in either office or warehouse.

Exhibit D, Page 1

7.	Roof:
Any tenant-installed equipment must be removed and roof penetrations properly repaired by licensed roofing contractor.  Active leaks must be fixed and latest landlord maintenance and repairs recommendation must have been followed.

8.	Signs:	All exterior signs must be removed and holes patched and paint touched up as necessary. All window signs should likewise be removed.

9.	Heating & Air Conditioning System:	A written report from a licensed HVAC contractor within the last three months stating that all evaporative coolers and HVAC systems are operational and in good and safe operating condition.

10.	Overall Cleanliness:	Clean windows, sanitize bathroom(s), vacuum carpet and remove any and all debris from office and warehouse. Remove all pallets and debris from exterior of Premises.

11.	Upon Completion:
Contact Landlord’s property manager to coordinate date of turning off power, turning in keys, and obtain final Landlord inspection of Premises which, in turn, will facilitate refund of security deposit.

Exhibit D, Page 2

Exhibit E
Rules & Regulations

This Exhibit (Exhibit E) is dated February 26, 2009, for the reference purposes only and is made between Headlands Realty Corporation, a Maryland corporation (“Landlord”), and MIPS Technologies, Inc., a Delaware corporation (“Tenant”), to be a part of that certain Industrial Lease (the “Lease”) concerning a portion of the Business Center more commonly known as 955 E. Arques, Sunnyvale, California (the “Premises”).  The terms, conditions and provisions of this Exhibit E are hereby incorporated into and are made a part of the Lease.  Any capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms as set forth in the Lease.

1.           No advertisement, picture or sign of any sort shall be displayed on or outside the Premises or the Building without the prior written consent of Landlord.  Landlord shall have the right to remove any such unapproved item without notice and at Tenant’s expense.

2.           Except as provided in Section 2.6 of the Lease, Tenant shall not regularly park motor vehicles in designated parking areas after the conclusion of normal daily business activity.

3.           Tenant shall not use any method of heating or air conditioning other than that supplied by Landlord without the prior written consent of Landlord.

4.           All window coverings installed by Tenant and visible from the outside of the Building require the prior written approval of Landlord.

5.           Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance or any flammable or combustible materials on or around the Premises, the Building or the Park.

6.           Tenant shall not alter any lock or install any new locks or bolts on any exterior door of the Premises without informing Landlord and providing a key to Landlord.

7.           Tenant shall park motor vehicles in those general parking areas as designated by Landlord except for loading and unloading.  During those periods of loading and unloading, Tenant shall not unreasonably interfere with traffic flow within the Park and loading and unloading areas of other Tenants.

8.           Tenant shall not disturb, solicit or canvas any occupant of the Building or Park and shall cooperate to prevent same.

9.           No person shall go on the roof without Landlord’s permission except for normal HVAC maintenance.

Exhibit E, Page 1

10.         Business machines and mechanical equipment belonging to Tenant which cause noise or vibration that may be transmitted to the structure of the Building, to such a degree as to be objectionable to Landlord or other Tenants, shall be placed and maintained by Tenant, at Tenant’s expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration.

11.         All goods, including material used to store goods, delivered to the Premises of Tenant shall be immediately moved into the Premises and shall not be left in parking or receiving areas overnight unless they are inside a truck that is authorized to remain overnight or in a Landlord approved enclosed area.

12.         Tractor trailers which must be unhooked or parked with dolly wheels beyond the concrete loading areas must use steel plates or wood blocks under the dolly wheels to prevent damage to the asphalt paving surfaces.  No parking or storing of such trailers will be permitted in the auto parking areas of the Park or on streets adjacent thereto.

13.         Forklifts which operate on asphalt paving areas shall not have solid rubber tires and shall only use tires that do not damage the asphalt.

14.         Tenant is responsible for the storage and removal of all trash and refuse.  All such trash and refuse shall be contained in suitable receptacles stored behind screened enclosures at locations approved by Landlord.

15.         Tenant shall not store or permit the storage or placement of goods, or merchandise or pallets or equipment of any sort outside of the Premises nor in or around the Building, the Park or any of the Common Areas of the foregoing.  No displays or sales of merchandise shall be allowed in the parking lots or other Common Areas.

16.         Tenant shall not permit any animals, including, but not limited to, any household pets, to be brought or kept in or about the Premises, the Building, the Park or any of the Common Areas of the foregoing.

17.         Tenant shall not permit any motor vehicles to be washed on any portion of the Premises or in the Common Areas of the Park, nor shall Tenant permit mechanical work or maintenance of motor vehicles to be performed on any portion of the Premises or in the Common Areas of the Park.

Exhibit E, Page 2

Exhibit F
Tenant Improvements

This Exhibit (Exhibit F) is dated February 26, 2009, for reference purposes only and is made between Headlands Realty Corporation, a Maryland corporation (“Landlord”), and MIPS Technologies, Inc., a Delaware corporation (“Tenant”), to be a part of that certain Industrial Lease (the “Lease”) concerning certain premises more commonly known as 955 E. Arques, Sunnyvale, California (the “Premises”).  Landlord and Tenant agree that the Lease is hereby modified and supplemented as follows:

1.           Tenant Improvements.  Subject to the conditions set forth below, Landlord agrees to construct and install certain improvements (“Tenant Improvements”) in the Building in accordance with the Approved Working Drawings (defined below) and pursuant to the terms of this document, at Landlord’s sole cost and expense, except as otherwise set forth herein.

2.           Definition.  “Tenant Improvements” as used in the Lease shall include only those interior improvements to be made to the Premises as specified in the Approved Working Drawings (defined below) and agreed to by Tenant and Landlord in accordance with the provisions hereof.  “Tenant Improvements” shall specifically not include (i) any alterations, additions or improvements installed or constructed by Tenant, (ii) any of Tenant’s trade fixtures, racking, security equipment, equipment, furniture, furnishings, telephone and/or data equipment, telephone and/or data lines or other personal property, and (iii) any supplemental fire protection improvements or equipment, including without limitation, in-rack fire sprinklers, hose racks, reels, smoke vents, and draft curtains (collectively, “Tenant’s Installations”).

3.           Approved Working Drawings.  Landlord and Tenant have approved a detailed space plan for the construction of the Tenant Improvements in the Premises, which space plan has been prepared by Dennis Kobza & Associates, Inc., dated February 24, 2009 and which is attached hereto as Exhibit F-1 and incorporated herein by this reference (the “Final Space Plan”).  Based upon and in conformity with the Final Space Plan, Landlord shall cause its architect and engineers to prepare and deliver to Tenant, for Tenant’s approval, detailed specifications and engineered working drawings for the tenant improvements shown on the Final Space Plan (the “Working Drawings”).  The Working Drawings shall incorporate modifications to the Final Space Plan as necessary to comply with the floor load and other structural and system requirements of the Building.  The finishes and specifications shall be as set forth in the Final Space Plan for any portion of the tenant improvements depicted thereon.  Within five (5) business days after Tenant’s receipt of the Working Drawings, Tenant shall approve or disapprove the same, which approval shall not be unreasonably withheld; provided, however, that Tenant may only disapprove the Working Drawings to the extent such Working Drawings are inconsistent with the Final Space Plan and only if Tenant delivers to Landlord, within such five (5) business day period, specific changes proposed by Tenant which are consistent with the Final Space Plan, and do not constitute changes which would result in any of the circumstances described in items (i) through (iv) below.  If any such revisions are timely and properly proposed by Tenant, Landlord shall cause its architect and engineers to revise the Working Drawings to incorporate such revisions and submit the same for Tenant’s approval in accordance with the foregoing

Exhibit F, Page 1

provisions, and the parties shall follow the foregoing procedures for approving the Working Drawings until the same are finally approved by Landlord and Tenant.  Upon Landlord’s and Tenant’s approval of the Working Drawings, the same shall be known as the “Approved Working Drawings”.  Once the Approved Working Drawings have been approved by Landlord and Tenant, neither party shall make changes, change orders or modifications thereto without Tenant’s reasonable and prompt consent (with respect to Landlord requested changes) or the prior written consent of Landlord (with respect to Tenant requested changes), which consent may be withheld in Landlord’s sole discretion if such change or modification would:  (i) directly or indirectly delay the Substantial Completion of the Premises; (ii) increase the cost of designing or constructing the Tenant Improvements above the cost of the Tenant Improvements depicted in the Final Space Plan; (iii) be of a quality lower than the quality of the finishes and specifications set forth in the Final Space Plan; and/or (iv) require any changes to the exterior of the Building, Building Systems or equipment of the Building or structural portions of the Building.

4.           Performance of Work.  As soon as practicable after Tenant and Landlord initial a true and complete copy of the Approved Working Drawings, Landlord shall submit the Approved Working Drawings to the governmental authorities having rights of approval over the Tenant Improvements and shall apply for the necessary approvals and building permits.  As soon as practicable after Landlord or its representatives have received all necessary approvals and building permits, Landlord will put the Approved Working Drawings out for bid to one or more licensed, bonded and insured general contractors.  The Tenant Improvements shall be constructed by a general contractor selected by Landlord (the “General Contractor”).  Landlord shall commence construction, or cause the commencement of construction by the General Contractor, of the Tenant Improvements, as soon as practicable after selection of the General Contractor.

5.           Substantial Completion.  Landlord and Tenant shall cause the General Contractor to Substantially Complete (defined below) the Tenant Improvements in accordance with the Approved Working Drawings within a commercially reasonable time with the intention to attempt to complete such improvements by the anticipated Commencement Date of the Lease as set forth in the Lease (the “Completion Date”), subject to delays due to (a) acts or events beyond its control including, but not limited to, acts of God, earthquakes, strikes, lockouts, boycotts, casualties, discontinuance of any utility or other service required for performance of the Tenant Improvements, moratoriums, governmental agencies, delays on the part of governmental agencies and weather, (b) the lack of availability or shortage of specialized materials used in the construction of the Tenant Improvements, (c) any matters beyond the control of Landlord, the General Contractor or any subcontractors, (d) any changes required by the fire department, building and/or planning department, building inspectors or any other agency having jurisdiction over the Building, and/or the Tenant Improvements (except to the extent such changes are directly attributable to Tenant’s use or Tenant’s specialized tenant improvements, in which event such delays are considered Tenant Delays) (the events and matters set forth in Subsections (a), (b), (c) and (d) are collectively referred to as “Force Majeure Delays”),  or (e) any Tenant Delays (defined in Section 6 below).  The Tenant Improvements shall be deemed substantially complete on the date that the building officials of the applicable governmental agency(s) issues its final approval of the construction of the Tenant Improvements whether in the form of the issuance of a final permit, certificate of occupancy or the written approval evidencing its final inspection on

Exhibit F, Page 2

the building permit(s) (“Substantial Completion”, or “Substantially Completed”, or “Substantially Complete”).  Tenant hereby acknowledges and agrees that the term “Substantial Completion” of the Tenant Improvements as used herein will not include the completion of any work associated with Tenant’s Installations, including without limitation, Tenant’s high-pile storage requirements, Tenant’s racking systems, and work related to any requirements of governmental and regulatory agencies with respect to any of Tenant’s Installations.  Except as expressly provided to the contrary in the Lease, if the Tenant Improvements are not deemed to be Substantially Completed on or before the scheduled Completion Date, (i) Landlord agrees to use reasonable efforts to Substantially Complete the Tenant Improvements as soon as practicable thereafter, (ii) the Lease shall remain in full force and effect, (iii) Landlord shall not be deemed to be in breach or default of the Lease or this document as a result thereof and Landlord shall have no liability to Tenant as a result of any delay in occupancy (whether for damages, abatement of all or any portion of the Rent, or otherwise), and (iv) except in the event of any Tenant Delays, which will not affect the Commencement Date but will extend the Completion Date without any penalty or liability to Landlord. Notwithstanding anything to the contrary contained in the Lease, the Commencement Date and the Expiration Date of the Term of the Lease (as defined in the Lease) shall be extended commensurately by the amount of time attributable to Force Majeure Delays (but the Commencement Date and Expiration Date shall not be extended due to any Tenant Delays), and Landlord and Tenant shall execute a written amendment to the Lease evidencing such extensions of time.  In the event that any punch list items remain after Substantial Completion has been achieved, Landlord, at Landlord’s sole cost and expense, shall use reasonable commercial efforts to complete, or cause to be completed, all such punch list items after they are identified to Landlord by Tenant in reasonable detail.

6.           Tenant Delays.  There shall be no extension of the intended (and therefore actual) Commencement Date or Expiration Date of the Term of the Lease (as otherwise permissibly extended in accordance with the provisions of Section 5 above) if the Tenant Improvements have not been Substantially Completed by the scheduled Commencement Date due to any delay attributable to Tenant and/or any of the Tenant Entities or Tenant’s intended particular use or specialized tenant improvements of the Premises (collectively, “Tenant Delays”), including, but not limited to, any of the following described events or occurrences: (a) delays related to changes made or requested by Tenant to the Tenant Improvements and/or the Approved Working Drawings; (b) the failure of Tenant to furnish all or any plans, drawings, specifications, finish details or other information required under Section 3 above; (c) Tenant’s requirements for special work or materials, finishes, or installations other than as described in the Final Space Plan or Tenant’s requirements for special construction or phasing; (d) any changes required by the fire department, building or planning department, building inspectors or any other agency having jurisdiction over the Building and/or the Tenant Improvements if such changes are directly attributable to Tenant’s particular use or Tenant’s specialized tenant improvements; (e) the completion of any work associated with Tenant’s Installations, including without limitation, Tenant’s high-pile storage requirements, Tenant’s racking systems, and work related to any requirements of governmental and regulatory agencies with respect to any of Tenant’s Installations; (f) the performance of any additional work pursuant to a change request that is requested by Tenant; (g) the performance of work in or about the Premises by any person, firm or corporation employed by or on behalf of Tenant, including, without limitation, any failure to

Exhibit F, Page 3

complete or any delay in the completion of such work; and/or (h) any and all delays caused by or arising from acts or omissions of Tenant and/or the Tenant’ Entities, in any manner whatsoever, including, but not limited to, any and all revisions to the Approved Working Drawings.  Any delays in the construction of the Tenant Improvements due to any of the Tenant Delays, shall in no way extend or affect the date on which Tenant is required to commence paying Rent under the terms of the Lease and the Commencement Date of the Lease shall occur as if such delays had not occurred and in such event Tenant shall not be allowed to actually occupy the Premises until Substantial Completion of the Tenant Improvements notwithstanding that the Commencement Date (and/or Rent schedules) have begun.  It is the intention of the parties that Tenant shall be wholly and completely responsible for any and all consequences related to Tenant Delays, including, without limitation, any costs and expenses attributable to increases in labor or materials and Tenant shall pay to Landlord, within ten (10) business days following written demand therefor, all costs and expenses arising from or related to such Tenant Delays.

7.           Termination.  If the Lease is terminated prior to the Completion Date, for any reason due to the default of Tenant hereunder, in addition to any other remedies available to Landlord under the Lease, Tenant shall pay to Landlord as Additional Rent under the Lease, within five (5) days of receipt of a statement therefor, any and all costs incurred by Landlord and not reimbursed or otherwise paid by Tenant through the date of termination in connection with the Tenant Improvements to the extent planned, installed and/or constructed as of such date of termination, including, but not limited to, any costs related to the removal of all or any portion of the Tenant Improvements and restoration costs related thereto.  Subject to the provisions of the Lease, upon the expiration or earlier termination of the Lease, Tenant shall not be permitted to remove the Tenant Improvements it being the intention of the parties that the Tenant Improvements are to be considered incorporated into the Building.  Notwithstanding anything to the contrary contained herein, Landlord shall have the right to terminate the Lease, upon written notice to Tenant, if Landlord, despite its reasonable commercial efforts, is unable to obtain a building permit for the Tenant Improvements within ninety (90) days from the date the Lease is signed by Tenant.  From and after the date on which the Lease is terminated, Tenant and Landlord shall have no further rights, obligations or claims with respect to each other arising from the Lease, except for those obligations of Tenant under the Lease which expressly survive and continue after the termination or expiration of the Lease and except for the obligation of Landlord to promptly repay to Tenant all amounts previously paid to Landlord by Tenant and return the Letter of Credit.

8.           Tenant Access.  Landlord shall grant Tenant a license to have access to the Premises thirty (30) business days prior to the anticipated Completion Date to allow Tenant to do other work required by Tenant to make the Premises ready for Tenant’s use and (the “Tenant’s Pre-Occupancy Work”).  It shall be a condition to the grant by Landlord and continued effectiveness of such license that:

(a)           Tenant shall give to Landlord a written request to have such access not less than seven (7) business days prior to the date on which such proposed access will commence (the “Access Notice”).  The Access Notice shall contain or be accompanied by each of the following items, all in form and substance reasonably acceptable to Landlord:  (i) a detailed description of and schedule for Tenant’s Pre-Occupancy Work; (ii) the names and addresses of all contractors,

Exhibit F, Page 4

subcontractors and material suppliers and all other Tenant Entities who or which will be entering the Premises on behalf of Tenant to perform Tenant’s Pre-Occupancy Work or will be supplying materials for such work, and the approximate number of individuals, itemized by trade, who will be present in the Premises; (iii) copies of all contracts, subcontracts, material purchase orders, plans and specifications pertaining to Tenant’s Pre-Occupancy Work; (iv) copies of all licenses and permits required in connection with the performance of Tenant’s Pre-Occupancy Work; and (v) certificates of insurance (in amounts satisfactory to Landlord and with the parties identified in, or required by, the Lease named as additional insureds) and instruments of indemnification against all claims, costs, expenses, penalties, fines, and damages which may arise in connection with Tenant’s Pre-Occupancy Work.

(b)           Such pre-term access by Tenant and Tenant Entities shall be subject to the reasonable scheduling needs of Landlord so that Tenant’s pre-term access shall not interfere with the construction of the Tenant Improvements.

(c)           Tenant Entities shall fully cooperate, work in harmony and not, in any manner, interfere with Landlord or Landlord’s agents or representatives in performing the Tenant Improvements and any additional work, Landlord’s work in other areas of the Building or the Property, or the general operation of the Building.  If at any time any such person representing Tenant shall not be cooperative or shall otherwise cause or threaten to cause any such disharmony or interference, including, without limitation, labor disharmony, and Tenant fails, after receipt of Landlord’s written notice describing in reasonable detail the objectionable action and identifying the person or person guilty thereof, to institute and maintain corrective actions within a commercially reasonable period of time as directed by Landlord, then Landlord may revoke such license upon twenty-four (24) hours’ prior written notice to Tenant.

(d)           Any such entry into and occupancy of the Premises or any portion thereof by Tenant or any person or entity working for or on behalf of Tenant shall be deemed to be subject to all of the terms, covenants, conditions and provisions of the Lease, excluding only the covenant to pay Rent.  Except to the extent attributable to Landlord’s active (but not passive) negligence or willful misconduct, Landlord shall not be liable for any injury, loss or damage that may occur to any of Tenant’s Pre-Occupancy Work made in or about the Premises or to any property placed therein prior to the commencement of the Term of the Lease, the same being at Tenant’s sole risk and liability.  Tenant shall be liable to Landlord for any damage to any portion of the Premises, the Tenant Improvements or any additional work caused by Tenant or Tenant Entities.  In the event that the performance of Tenant’s Pre-Occupancy Work causes extra costs to be incurred by Landlord or requires the use of other Building services, Tenant shall promptly reimburse Landlord for such extra costs and/or shall pay Landlord for such other Building services at Landlord’s standard rates then in effect.

9.           Tenant’s Representative.  Tenant has designated Aaron Aceves as primary and Ernest Evans as secondary representatives with respect to the matters set forth in this Exhibit F, who shall have full authority and responsibility to act on behalf of the Tenant as required in this Exhibit F.

10.         Landlord’s Representative.  Landlord has designated Scott Swenson as its sole

Exhibit F, Page 5

representative with respect to the matters set forth in this Exhibit F, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Exhibit F.

11.         Time of the Essence.  Unless otherwise indicated, all references herein to a “number of days” shall mean and refer to calendar days.  In all instances where Tenant is required to approve or deliver an item, if no written notice of approval is given or the item is not delivered within the stated time period, at Landlord’s sole option, at the end of said period the item shall automatically be deemed approved or delivered by Tenant and the next succeeding time period shall commence.

12.         Lease Provisions; Conflict.  The terms and provisions of the Lease, insofar as they are applicable, in whole or in part, to this document, are hereby incorporated herein by reference.  In the event of any conflict between the terms of the Lease and this document, the terms of this document shall prevail.  Any amounts payable by Tenant to Landlord hereunder shall be deemed to be Additional Rent under the Lease and, upon any default in the payment of same, Landlord shall have all rights and remedies available to it as provided for in the Lease.

Exhibit F, Page 6

Exhibit F-1
Space Plan
First Floor

Exhibit F, Page 7

Exhibit F-1
Space Plan
Second Floor

Exhibit F, Page 8

Addendum 1
Inducement Recapture

This Inducement Recapture Addendum is a part of the Industrial Lease dated February 26, 2009, by and between Headlands Realty Corporation, a Maryland corporation (“Landlord”) and MIPS Technologies, Inc., a Delaware corporation (“Tenant”) for the premises commonly known as 955 E. Arques, Sunnyvale, California.

Any agreement by Landlord for possession of the Premises without the payment or reduced payment of rent or other charges or for the giving or paying by Landlord to or for Tenant of any cash or other bonus, inducement, or consideration for Tenant’s entering into this Lease, all of which concessions are hereinafter referred to as “Inducement Provisions,” are conditioned upon Tenant’s full and faithful performance of all of the terms, covenants, and conditions of this Lease to be performed or observed by Tenant during the term of this Lease.  Upon the occurrence of a Default by Tenant, any rent, other charge, bonus, inducement, or consideration abated, given, or paid by Landlord under such an Inducement Provision shall be immediately due and payable by Tenant to Landlord and recoverable by Landlord as additional rent due under this Lease, notwithstanding any subsequent cure by Tenant.

Addendum 1, Page 1

Addendum 2
Option to Extend

This Addendum (the “Addendum”) is incorporated as a part of that certain Industrial Lease dated February 26, 2009 (the “Lease”), by and between Headlands Realty Corporation, a Maryland corporation (“Landlord”), and MIPS Technologies, Inc., a Delaware corporation (“Tenant”), for the leasing of those certain premises commonly known as 955 E. Arques, Sunnyvale, California, as more particularly described in Exhibit A to the Lease (the “Premises”).  Any capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms as set forth in the Lease.

1.           Grant of Extension Option.  Subject to the provisions, limitations and conditions set forth in Paragraph 5 below, Tenant shall have an Option (“Option”) to extend the initial term of the Lease for five (5) years (the “Extended Term”).  Such Option shall be applicable to all of the Premises (as such Premises may have been expanded pursuant to Addendum 4 attached to the Lease) but not less than all of such Premises (as such Premises may have been expanded pursuant to Addendum 4 attached to the Lease).

2.           Tenant’s Option Notice.  Tenant shall have the right to deliver written notice to Landlord of its intent to exercise this Option (the “Option Notice”).  If Landlord does not receive the Option Notice from Tenant on a date which is neither more than eighteen (18) months nor less than twelve (12) months prior to the end of the initial term of the Lease, all rights under this Option shall automatically terminate and shall be of no further force or effect.  Upon the proper exercise of this Option, subject to the provisions, limitations and conditions set forth in Paragraph 5 below, the initial term of the Lease shall be extended for the Extended Term.

3.           Establishing the Initial Monthly Base Rent for the Extended Term.  The initial monthly Base Rent for the Extended Term shall be equal to ninety five percent (95%) of the then Fair Market Rental Rate, as hereinafter defined.  As used herein, the “Fair Market Rental Rate” payable by Tenant for the Extended Term shall mean the Base Rent for comparable space at which non-equity tenants, as of the commencement of the lease term for the Extended Term, will be leasing non-sublease, non-equity, unencumbered space comparable in size, location and quality to the Premises for a comparable term, which comparable space is located in the Building and in other comparable buildings in the vicinity of the Building, taking into consideration the condition and value of existing tenant improvements in the Premises.  The Fair Market Rental Rate shall include the periodic rental increases that would be included for space leased for the period of the Extended Term.

Neither Landlord nor Tenant shall have the right to have a court or any other third party entity establish the Fair Market Rental Rate.  If Landlord and Tenant are unable to agree on the Fair Market Rental Rate for the Extended Term within ten (10) days of receipt by Landlord of the Option Notice, Landlord and Tenant being obligated only to act in good faith, this Option shall automatically terminate and the Lease shall terminate at the end of its initial term.

Upon determination of the initial monthly Base Rent for the Extended Term in accordance with the terms outlined above, Landlord and Tenant shall immediately execute an amendment to this

Addendum 2, Page 1

Lease.  Such amendment shall set forth among other things, the initial monthly Base Rent for the Extended Term and the actual commencement date and expiration date of the Extended Term.  Tenant shall have no other right to extend the term of the Lease under this Addendum unless Landlord and Tenant otherwise agree in writing.

4.           Condition of Premises and Brokerage Commissions for the Extended Term.  If Tenant timely and properly exercises this Option, in strict accordance with the terms contained herein:  (1) Tenant shall accept the Premises in its then “As-Is” condition and, accordingly, Landlord shall not be required to perform any additional improvements to the Premises; and (2) Tenant hereby agrees that Landlord shall have no responsibility or liability for any and all brokerage commissions and finder’s fees payable to any broker now or hereafter procured or hired by Tenant or who otherwise claims a commission in connection with the Option, and Tenant shall indemnify, defend and hold Landlord free and harmless against any liability, claim, judgment, or damages with respect thereto, including attorneys’ fees and costs.

5.           Limitations On, and Conditions To, Extension Option.  This Option is personal to Tenant and may not be assigned, voluntarily or involuntarily, separate from or as part of the Lease.  At Landlord’s option, all rights of Tenant under this Option shall terminate and be of no force or effect if any of the following individual events exist when the Option Notice is delivered to Landlord:  (1) Tenant is in Default of the Lease on the date Landlord receives the Option Notice; and/or (2) except to an Affiliate, Tenant has assigned its rights and obligations under all or part of the Lease or Tenant has subleased more than 20% of the Premises; and/or (3) Tenant’s financial condition is reasonably unacceptable to Landlord; and/or (4) Tenant has failed to exercise properly this Option in a timely manner in strict accordance with the provisions of this Addendum; and/or (5) Tenant or an Affiliate of Tenant no longer has possession of at least 80% of the Premises under the Lease, or if the Lease has been terminated earlier, pursuant to the terms and provisions of the Lease.

6.           Time is of the Essence.  Time is of the essence with respect to each and every time period described in this Addendum.

Addendum 2, Page 2

Addendum 3
Intentionally Omitted

Addendum 3, Page 1

Addendum 4
Right of First Refusal

This Addendum (the “Addendum”) is incorporated as a part of that certain Industrial Lease dated February 26, 2009 (the “Lease”), by and between Headlands Realty Corporation, a Maryland corporation (“Landlord”), and MIPS Technologies, Inc., a Delaware corporation (“Tenant”), for the leasing of those certain premises commonly known as 955 E. Arques, Sunnyvale, California, as more particularly described in Exhibit A to the Lease (the “Premises”).  Any capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms as set forth in the Lease.

1.           Right of First Refusal for Adjacent Premises.  During the first thirty six (36) months of the initial Term of the Lease only, Tenant shall have a one-time first right of refusal to lease (the “Right of First Refusal”) all or any portion of the building adjacent to the Premises commonly known as 961 E. Arques, Sunnyvale, California (the “Expansion Space”).  Tenant’s Right of First Refusal, as granted herein, is subject to the following conditions:

1.1	The Right of First Refusal shall be void if, at the time of exercise of the Right of First Refusal, Tenant is in Default under the Lease;

1.2	The Right of First Refusal shall be subject to Landlord’s review and approval of Tenant’s then current financial condition; and

1.3.	The Right of First Refusal shall be subject and subordinate to the rights and options of any tenants leasing any portion of the Expansion Space.

So long as the above conditions are satisfied, and upon Landlord’s receipt of a third party offer to lease all or any portion of the Expansion Space which offer Landlord is willing to accept, Landlord will notify Tenant thereof, in writing (“Landlord’s Notice”), stating all material terms on which Landlord proposes to lease such Expansion Space to Tenant and Tenant shall have five (5) business days after delivery of such notice to notify Landlord, in writing (the “Election Notice”), of Tenant’s election to lease all the Expansion Space then offered to Tenant upon all of the terms and conditions as specified in Landlord’s Notice without any deviation in such terms.  If Tenant fails to notify Landlord of Tenant’s election to lease all the Expansion Space then offered to Tenant within the time specified herein, it shall be deemed that (i) Tenant has elected not to lease said Expansion Space; (ii) Landlord may thereafter enter into a lease agreement with a third party; and (iii) all rights of Tenant in and to this Right of First Refusal shall terminate and thereafter be of no further force or effect.  Time is of the essence herein.

2.           Terms.  In the event Tenant properly and timely exercises this Right of First Refusal as herein provided, Tenant shall deliver to Landlord a non-refundable deposit in the amount equivalent to one month’s Base Rent for the Expansion Space, and the parties shall have ten (10) business days after Landlord receives the Election Notice from Tenant in which to execute an amendment to this Lease setting forth the terms upon which Tenant shall lease such Expansion Space, as set forth in Paragraph 1 above.  Such amendment to this Lease, shall provide for, among other things, the addition of the Expansion Space to the Premises, the adjustment of the Base Rent and Tenant’s Share.  Upon full execution of an amendment for the Expansion Space, the

Addendum 4, Page 1

non-refundable deposit shall be credited toward Base Rent for the Expansion Space, as agreed upon by the parties.  If the parties fail to timely execute and deliver such amendment, Landlord shall retain the non-refundable deposit and Tenant shall have no rights, title or interest therein.  Notwithstanding the foregoing, Landlord shall return to Tenant the non-refundable deposit if in the amendment to the Lease Landlord solely (and without Tenant’s consent or approval) deviates from the terms proposed by Landlord for the leasing of the Expansion Space to Tenant as set forth in Landlord’s Notice.

3.           Termination.  The Right of First Refusal shall automatically terminate and become null and void upon the earlier to occur of (i) any Default of Tenant under this Lease; (ii) the termination of Tenant’s right to possession of the Premises; (iii) the assignment, by Tenant of this Lease, in whole or in part, regardless of whether Landlord consents to such assignment; (iv) the sublease, by Tenant of all or any part of the Premises demised under the Lease, regardless of whether Landlord consents to such sublease; (v) the recapture by Landlord of any space under Paragraph 12.5 of the Lease; or (vi) the failure of Tenant to timely or properly exercise the Right of First Refusal as contemplated herein.  This Right of First Refusal is personal to Tenant and shall not be assigned, voluntarily or involuntarily, separate from or as part of the Lease.

Addendum 4, Page 2

Addendum 5
Early Termination Option

This Addendum (the “Addendum”) is incorporated as a part of that certain Industrial Lease dated February 26, 2009 (the “Lease”), by and between Headlands Realty Corporation, a Maryland corporation (“Landlord”), and MIPS Technologies, Inc., a Delaware corporation (“Tenant”), for the leasing of those certain premises commonly known as 955 E. Arques, Sunnyvale, California, as more particularly described in Exhibit A to the Lease (the “Premises”).  Any capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms as set forth in the Lease.

1.           Termination Date.  Tenant shall have an option (the “Termination Option”) to terminate the Lease, effective immediately following the expiration of the sixty sixth (66th) month of the initial Term of the Lease (“Termination Date”).  The Termination Option is granted subject to the following terms and conditions:

1.1           Tenant delivers to Landlord a written notice of Tenant’s election to exercise the Termination Option, which notice is given not later than nine (9) full calendar months prior to the Termination Date;

1.2           A Default shall not exist under the Lease on the date the Termination Option is exercised by Tenant; and

1.3           Tenant pays to Landlord, concurrently with Tenant’s exercise of the Termination Option and delivery of the written notice as required above, a cash lease termination fee (the “Fee”) equal to (i) all of the unamortized brokerage commissions and attorneys’ fees of Landlord incurred in connection with the Lease amortized on a straight line basis and (ii) the then unamortized cost of the Tenant Improvements amortized on a straight line basis (as defined in Exhibit F to the Lease).

2.           Terms.  If Tenant timely and properly exercises the Termination Option, (i) all Rent payable under the Lease shall be paid through and apportioned as of the Termination Date (in addition to payment by Tenant of the Fee); (ii) neither party shall have any rights, estates, liabilities, or obligations under the Lease for the period accruing after the Termination Date, except those which, by the provisions of the Lease, expressly survive the expiration or termination of the Term of the Lease; (iii) Tenant shall surrender and vacate the Premises and deliver possession thereof to Landlord on or before the Termination Date in the condition required under the Lease for surrender of the Premises; and (iv) Landlord and Tenant shall enter into a written agreement reflecting the termination of the Lease upon the terms provided for herein, which agreement shall be executed within thirty (30) days after Tenant exercises the Termination Option and delivers to Landlord the written notice and Fee required above.  It is the parties’ intention that nothing contained herein shall impair, diminish or otherwise prevent Landlord from recovering from Tenant such additional sums as may be necessary for payment of Tenant’s Share of Operating Expenses, Real Property Taxes and any other sums due and payable under the Lease which accrued on or prior to the Termination Date, including without limitation, any sums required to repair any damage to the Premises and/or restore the Premises to the condition required under the provisions of the Lease.

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3.           Termination.  The Termination Option shall automatically terminate and become null and void upon the earlier to occur of (i) any Default of Tenant under the Lease; (ii) the termination of Tenant’s right to possession of the Premises; (iii) except with respect to an Affiliate, the assignment, by Tenant of the Lease, in whole or in part, regardless of whether Landlord consents to such assignment; (iv) except with respect to an Affiliate, the sublease, by Tenant of more than twenty percent (20%) of the Premises demised under the Lease, regardless of whether Landlord consents to such sublease; (v) the recapture by Landlord of any space under Paragraph 12.5 of the Lease; or (vi) the failure of Tenant to timely or properly exercise the Termination Option as contemplated herein.  This Termination Option is personal to Tenant and shall not be assigned, voluntarily or involuntarily, separate from or as part of the Lease.

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